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The following is a transcript of the presentation made by Fiserv, Inc. management during the Fiserv, Inc. 2026 Investor Day event on May 14, 2026.

Host: Our program is about to begin. Please take your seats. Thank you.

Host: Please welcome Head of Investor Relations, Walter Pritchard.

Walter Pritchard (SVP, Head of Investor Relations, Fiserv, Inc.): Thank you, everybody, for coming. Both here in New York and on the webcast. Before we kick off, I wanted to review the agenda and provide information on logistics. We’ll start the day with Mike reviewing our strategy and our plans to execute the strategy. Then Takis will follow with a deep dive into the merchant business. And in about 10-15, we’ll take a short break. We have coffee and some light snacks out in the lobby area. At this time, those on the webcast will hear the music. We’ll return at 10:30, with Dhivya taking us through the Financial Solutions business. And then we’ll have Takis join Dhivya for a discussion of the opportunities at the intersection of our merchant and financial businesses. We’ll take another short break before Paul comes up to cover the financials, including details of our medium term outlook. We’ll conclude with the presentations just after noon and have Mike, Paul, Takis and Dhivya come back up on stage for Q&A. While we’re setting up for Q&A, we’ll give further instructions on how to participate for both those here in New York in the room, as well as those online. I wanted to point out that our chairman, Gordon Nixon, is here in attendance, as well as many members of our management committee. Later, we’ll be joined by some of our broader leadership team for you to interact with. For those here in New York, after Q&A, we’ll conclude with a lunch and we’ll have some demos that you saw out in the foyer, a webcast replay of today’s session will be available by early tomorrow morning, and the slides will be available on the Investor Relations section of fiserv.com within an hour of the conclusion of the Q&A. Please refer to these materials for an explanation of the non-GAAP financial measures discussed during these presentations, along with the reconciliation of those measures with the nearest applicable GAAP measures. Our remarks today will include forward-looking statements about, among other things, expected operating and financial results and strategic initiatives. Forward-looking statements may differ materially from actual results, and those are subject to a number of risks and uncertainties. You should refer to our presentation materials for discussion of these risk factors. And now I’ll turn it over to Mike Lyons, Fiserv CEO.

Michael P. Lyons (Chief Executive Officer, Fiserv, Inc.): Thanks Walter. And good morning, everyone. It’s great to see so many of you here, and we thank you for your interest in Fiserv and look forward to a informative and productive session today. Today is about giving you a clear and candid view of how Fiserv is evolving, where we’re investing, and how the changes that we’re taking and effecting will lead to strong, sustainable financial performance and ultimately drive shareholder value as a constant compounder, essentially reclaiming Fiserv’s historical identity from the past. We recognize the last year has been challenging, and we don’t take that lightly. In response, we’ve made meaningful change across our leadership, our culture, and how we show up for our clients. These changes came directly from the comprehensive review that we completed last fall. A review that identified some real issues, fixable ones, but also confirmed that the underlying strength of our franchise was intact. Coming out of that review, we launched the One Fiserv action plan to address those areas that we needed to address from the review. Client service, product delivery, tech resilience and capital allocation. Since the fall, there have been no major new surprises, and our teams have been laser focused on executing against this plan. While there’s still a lot of work to do, we’re seeing early progress across the business, and tracking to our financial expectations, which reaffirms our confidence that this quarter will mark the trough in revenue growth. And from there, and throughout this plan, we expect revenue growth to accelerate into the mid-single digits. Paul will walk you through this bridge and give you some of the drivers as to how you can get there. And we’re certainly looking forward to the second half of this year and 2027 and into the plan, when we expect our financial results to better reflect the changes we’ve made and the underlying strength of our franchise. We really do have an incredible platform that’s been built over the last 40 years. Sustained investment, acquisitions, partnerships, regulatory trusts, regulatory expertise and trust have led to this franchise. And it would be hard, if not impossible, for someone to recreate it. We also have a great opportunity in front of us as financial services and commerce, the two massive markets that we serve, undergo important and exciting structural shifts, becoming more digital, real time and embedded. And for us, AI amplifies all of this, building on the mission critical infrastructure we provide to move money and information at a scale and with a level of reliability that few companies can match. So we feel great about our position, but we know that’s not enough. In today’s dynamic and competitive environment, consistent and disciplined execution will ultimately determine the winners. And that’s exactly the type of execution we’ve been focused on with the One Fiserv plan. To transform what undeniably is a great platform today into an even greater company. So with that as context, I’ll spend my time highlighting the opportunity in front of us, what we’re doing to capture it, and how we believe this transformation back to Fiserv’s constant compounder roots is a compelling proposition for you as shareholders, all of which will set the stage for Dhivya and Takis to go much deeper in the businesses and Paul to walk you through the financials. So while our culture and approach are evolving with One Fiserv, what has not changed is our business model, strategy and purpose. We are and will remain the intelligent technology infrastructure that financial institutions and merchants rely on to run their businesses, which in turn drive the economy. Moving money, authorizing payments, settling transactions and maintaining significant amounts of proprietary and critical data. That’s what we’ve been doing. That’s what we do, and that’s what we do every day. And that’s what we’ve been doing for decades at scale as the industry leader. And just to give you some perspective here, each day we execute nearly 1 billion transactions on behalf of our clients. Stunning number. Our strategy is simple. Become the trusted technology partner of our clients. Embed ourselves into their systems and operations, which allows you to see more and more, and then deepen those relationships over time by providing value added services and products once you’re in there. When this is executed well, we grow with our existing clients and win new clients all along the way, becoming an indispensable partner to their operations. And as technology advances and our clients’ clients have an insatiable appetite for new developments and new technology, the TAMs available to us and the revenue opportunities attached to them multiply. For example, what started with check processing and remote check, went to ATMs, went to online banking, to mobile banking, to digital wallets, to Zelle, to pay by bank. And now it’s going into buy now, pay later and to stablecoin. Each one of these developments offered us a new opportunity. And along the way, we’ve captured each of them, building many number one share rankings for these relevant products and services. And now cumulatively even, checks, these businesses represent a massive amount of our revenue stream. So with our strategy and you can see how this develops, everybody wins. Our clients win, their clients win. And Fiserv wins through greater ARPC and greater opportunities as it multiplies itself. So lots of numbers here, all of which will be put into context today by Dhivya and Takis. So I won’t go through them all. But three key takeaways. First, nobody else has our scale leading market share positions and access to data. Second, the distribution network is unparalleled. The multiplying power of banks, credit unions, ISOs, ISVs, thousands of agents, great partners like ADP, who market and sell our products every day, give us incredible reach and power. And third, we have a compelling financial model providing mission critical services in long-dated contracts and generating strong free cash flow. All key attributes of a constant compounder. So we believe our competitive position is unique and AI only makes it stronger. Our operational infrastructure supports critical workflows that must be correct and auditable every time. We’re deeply embedded with our clients’ inside systems of record like core banking platforms, complex merchant infrastructure, ERP systems, and the payment rails themselves globally. As AI comes to banking and commerce, the dislocation disruption is concentrating at the application or surface layer while routing, clearing, settlement and compliance require deep integration, licensing, regulatory approval and institutional trust built over decades. And that’s the integration point where Fiserv lives. And as the as the industry tests new settlement rails and new platforms, think stablecoin tokenized deposits, real time networks. We’re actively building proprietary networks there, too. So while we’re preserving what exists, we’re also building new infrastructure and new regulatory compliance on the emerging platforms and layers. So in a world where AI is benefits accrue to those with the best data, the deepest integrations, and the most trusted infrastructure. We think we have a great position. And this position is validated by our work with the world’s leading AI companies, including OpenAI, with whom we were thrilled to announce a strategic collaboration process with this morning. And specifically, our AI strategy is focused on growing revenues, cutting costs, and enhancing client service. On the revenue side, we’re intensely using AI to strengthen the infrastructure our clients already rely on us for, taking systems of record to systems of greater value. Think about better auth rates, lower fraud rates, and richer data products, offering hyper personalization of offers. And then new products, entirely new products like agentic commerce that Takis will cover, and agentOS, a new and transformative operating system that Dhivya will unveil. We announced this morning, which brings agentic capabilities from everywhere safely to our banking clients. It’s a great demo outside. If you get a chance to attend it. On the cost side, we see incredible opportunity to reduce expenses across servicing, appdev and operations, which is factored in and contributes to the margin expansion that goes through this plan. On the client service side, we’re enhancing self-service functionality, streamlining implementations, enhancing testing, and getting products to market faster. Our ability to leverage this competitive position is further strengthened by the fact that we operate in healthy, growing end markets. The secular growth of our primary markets alone more than fully supports the mid-single digit adjusted revenue growth that we put into the plan, and beyond our core end markets, we’re entering fast growing TAMs like embedded finance and stablecoin, where our combination of banking and commerce creates a structural entry position that others cannot match. And despite our these leading market share positions we showed you earlier across US banking, payments and commerce, our TAM penetration still remains low, offering us significant opportunity for further growth. Outside the US and in new areas like embedded finance, the share is even lower, providing lots of runway for the future. You can see here we have an incredible set of clients. From Wells Fargo to Robinhood to millions of small, local businesses. We have an inevitable opportunity and perpetual opportunity to provide value added products and services that help them run their businesses better. And then as they grow, we grow with them. Back to the strategy. So take Manasquan Bank, a high performing $3.5 billion community bank in New Jersey for example. Our relationship with them started in 1991 with a single product deposit solutions. Since then, they have grown assets 100 fold, and we’ve been fortunate to be with them for the full ride now providing 36 different products and services. This is the strategy in that virtuous cycle in action. Over the last year, I spent a bunch of time with clients to understand what why they value Fiserv and what are they looking for. And the answer is consistently more. They want more help, more innovation, more solutions, and more help competing against their competitors. And that demand is really at the foundation of our growth strategy. We’re meeting that demand with an unmatched set of capabilities. While we have some very strong competitors across our businesses, no single peer covers the full stack of merchant and financial like Fiserv. That creates a value proposition that our clients cannot replicate by stitching together a patchwork of point solutions. Leveraging that full stack capability, and realizing synergies between our businesses is a critical part of our strategy. In many areas, merchant and financial are already winning together and have been doing so for years. Bank distribution of merchant products like Clover. Our debit networks go to both sets of clients. And fraud solutions, leveraging an unmatched amount of data and benefiting both sides are obvious examples. On top of those success stories, we’re building synergy, momentum and potentially significant new revenue areas like embedded finance and cash management that Dhivya and Takis will talk about later. In each of these examples, we’re doing something more than providing technology to a client. We’re helping our clients grow. That deepens the relationship, creates additional cross-sell opportunities in this positive compounding loop that makes up our strategy. This slide shows the power of that model.

These are our top ten clients by revenue, and you can see how they’re actively engaging with us across both sets of businesses. And if you start to look inside the boxes go three dimension we’re just barely scratching the surface of fully penetrating each of the opportunities within the boxes. And this same pattern. These are the top ten. This same pattern can be seen as you go through thousands of enterprise clients, and you can even see our old friends, Manasquan, there. Some have some investors have questioned the true utility and value of our structure, citing the mixed success others in the industry have had trying to combine finance and commerce. We’ve taken that question seriously and applied that lens when we executed our franchise review last fall. What we found and continue to find is that there is that there is more value for our clients and our shareholders today with the businesses together. As responsible stewards of capital, we will obviously, of course, continue to challenge that conclusion. So that’s the opportunity. Deeply embedded financial infrastructure, providing mission critical services and growing markets with unmatched scale, all amplified by AI. Now I’ll go through the plan we’re executing on to capture the opportunity. And that starts with the team. I love the team we’ve built at Fiserv and have been blown away by the proactive outreach we’ve received outside the company to come in and help to join us and help us execute the strategy we’re going about. It’s a great compliment. The most senior appointments we’ve made are Dhivya and Takis as Co-Presidents. I’m excited to have them headlining the show for you today. They’re both outstanding leaders and operators, and you’ll see great focus in their presentations on what they’re trying to accomplish. And you’ll have the opportunity to engage with some of their talented leaders, many existing at Fiserv plus new that we’ve added who are outside running the demos. Alongside the leadership team, we have a great base of employees who are critical to how we show up for our clients every day, and I thank them for their ongoing and continuous efforts. We’re especially encouraged that top talent attrition at the company is running at record lows, and that employee engagement is up year over year. Importantly, I’ve heard from countless employees that they’re energized by going back to our client first strategy and following the One Fiserv plan. One Fiserv is anchored by five pillars that are driving everything we do at the company, and you’ll be able to apply it to everything you hear today as you go through. I’ll briefly touch on each of the five pillars, saying what we’re trying to achieve, how we’re measuring our success, and any progress that we’re seeing. The obvious and most prominent is pillar one. Start with the client in everything we do. That means excellent service, resilient technology, innovation driven by our clients’ needs and delivering value added advice and solutions to help them run their businesses better. We measure our success here through new sales volume, enterprise ARPC, client satisfaction across the segments, key technology metrics including system uptime and incidents. Recognizing that we still have a ton of work to do, we’re seeing early improvement in the key metrics and initial client feedback, especially on the banking side, has been positive with a strong challenge from them around sustainability. We achieved new record sales in 2025 and 2026 is tracking ahead of that, which is encouraging to us and reinforces the continued relevance and value we provide. And you’ll see those sales come through in our financials. While our aggregate same store ARPC is up over the last three years, which is a very good thing and a key measure of our strategy, just over half of our clients are showing increases driving the change, which isn’t as great a thing, which points to us to a tremendous opportunity to the other half to increase the breadth of cross-sell, which from everything we’ve seen, is driven directly from better service and more value added solutions. Client-facing headcount is up, meeting an important client ask of ours, especially on the banking side, and coverage ratios are now close to their targeted levels. On the tech side, systems uptime has improved materially and client impacting incidents are down significantly. Before moving to pillar two, I wanted to level set on our core banking business. I know it’s been an important topic for our investors, and one where we’ve made some very intentional changes. I’ll start with the fact that core account services have been at the heart of what Fiserv does since our founding. We’re the number one provider in the US, 25% market share, served 3,000 customers across the 16 cores. It is a business that we are deeply committed to. We take our role in supporting community banks and credit unions very seriously. As a result of certain client actions taken over the last couple years, including a move to consolidate from 16 to 5 cores, we’ve suffered revenue attrition and lost some market share, which has been disappointing to us obviously. Over the last six months, we’ve moved aggressively to reverse these trends, carefully reviewing all aspects of the business. Our work, and lots of feedback from our clients, has identified has identified a very addressable issues, predominantly on the service and product delivery side, and less so on the technology side. And this assessment has been validated externally. This chart shows the results of the American Bankers Association Core Survey. These were released in early 25, reflecting 24 backwards, so widely followed and widely respected survey. And we had the unusual distinction of finishing both first and last. How does that work? The top ranking went to a great partner of ours who exclusively resells our largest core DNA. The bottom ranking went to us selling the exact same DNA technology, clearly indicating to us service issues which we know how to address. And we’re addressing this in a very intentional and active way. More people where our clients need it, more investment—systems, resources, products, more modernization, more partnership with the consultant community, including the acquisition of Smith Consulting back in when they were DNA experts, and a markedly different approach to core conversion. Specifically, we’re supporting all of our cores. If clients want to modernize, they do it how and when they want, and Dhivya will walk you through a totally revamped thinking around this all along the lines of a client first approach. To put some numbers around core revenue attrition, over the last few years, it has roughly doubled from 75 basis points to 150 basis points when measured as a percentage of total Financial Solutions revenue, roughly half our business. As we’ve previously shared core attrition both the number of cores and revenue have remained relatively steady over this period, and that continued into 20—into the first quarter of 2026. Our plan assumes no material change in this in 2026, and then a gradual return to historical levels by 2029. All right, pillar two is all about Clover and making it the leading SMB operating system. I’ve talked about all these things with you vertical horizontal expansion, international distribution, operational excellence, and and building all the different distribution channels. Takis will go deeper here, very deep. So I’ll simply say that even with Clover strong performance to date, we see a significant runway for incremental and sustainable growth here. Third pillar is all about product delivery and innovation. Our priorities here include simplifying our portfolio of products, accelerating delivery speed times on our innovation, and advancing key new platforms including Commerce Hub, Vision Next and XD. The KPIs here are clear. Innovate fast based on what our clients want and achieve the milestones that we set. Fourth pillar is Project Elevate, our AI driven transformation program designed to make Fiserv a structurally more productive company that’s easier for our employees and our clients to interact with and benefit from the natural synergies in the business. We’re very encouraged by what we’ve seen here so far, and Paul will talk through the initial targets for cost savings that we put out this morning. Fifth and final pillar is to allocate capital with discipline. Quite simply, this means deploying capital to our highest return opportunities and maintaining a strong investment grade balance sheet. This process includes constantly reviewing our portfolio for businesses that are redundant, non-strategic, not performing well financially, or should be better owned by somebody else. And consistent with this approach, we just announced the sale of a majority stake in our ATM businesses to Bridgeport Partners, an operator-led private equity firm that’s focused on financial technology and has deep roots in our business and remaining a—and we continue to maintain a significant ongoing stake. We’re excited for this partnership and how it can enhance our ATM offerings. And as we’ve talked to you about, we’ll continue to review all of our businesses going forward. So bringing it all together, mid-single digit adjusted revenue growth, positive operating leverage, double digit EPS growth up to over $12, and cumulative free cash flow generation of roughly $13.5 billion in the plan. If you include free cash flow that we expect to generate in the remainder of 2026, the aggregate cash flow from now and through the plan would be over half of our equity market cap today. This is a disciplined, achievable plan, with realistic assumptions and clear execution, and a clear execution path for each of the commitments we’re making in it. Ultimately, our goal is to reclaim Fiserv’s historical identity as one of the most predictable and consistent compounding stories in financial technology. We believe that successfully completing this journey will be great for our clients and in turn, will deliver tremendous value for you as our shareholders. So thank you for your time and attention, and I am proud to hand it off to Takis to take you deeper into the merchant business.

Video Audio: One word for Clover—bulletproof.

Video Audio: Moving Clover onto our website is the beginning of something we hope will be a lot bigger.

Video Audio: With the Clover solution I really am saving a lot of money. I like how easy and intuitive it is.

Video Audio: Clover. It’s all right there. All in one. Whatever you want to do. Some ordering for the table. You want to close it out, use all the apps for the scheduling, all our inventory tips, who’s working what hours, as well as more accurate accounting.

Video Audio: Clover has been my right hand. My secretary, my payroll, my schedule for the stylist.

Video Audio: Mobile Locker has well over 150 Clover devices in the field supporting that level of device deployment is challenging for anybody. You’re going to need a partner.

Video Audio (in Portuguese, with English subtitles): Summer is our best season. But before Clover on peak days, the lines got longer, the wait times increased. At the beginning of summer, we were introduced to Clover Kiosk, and today I have much more agility and control over sales and operations.

Takis Georgakopoulos (Co-President, Fiserv, Inc.): Thank you. And hello, everyone. Turns out if you obsess over helping your clients succeed, they tend to say pretty nice things about you. And when you don’t, they also let you know. My name is Takis Georgakopoulos. I’m the Co-President of Fiserv, responsible for our Merchant Solutions business. By way of background, I started—I’m an engineer by training. I started my career at McKinsey, where I stayed for seven years before joining JP Morgan in 2007, first as head of strategy, then helping them grow their global corporate bank, and then taking over their global payments business in 2017. I joined Fiserv a year and a half ago before taking on this role a year ago. We will spend the next 40 minutes or so discussing the merchant business, and we will cover four topics. First, how we truly have become one of the very few companies in our space that operate under one platform, with a singular view of the underlying end customer, all under a single system of record. Second, how AI is the key to unlocking that transition, as well as how it also powers new use cases and opportunities for our clients. We will spend the bulk of our time on Clover and talk about in detail that aspiration that Mike talked about, to make Clover the true operating system for small businesses, and then we will finish with our approach with enterprise clients and marketplaces, and our goal to be their financial infrastructure both today and in the future. But first, let me start by summarizing for you the incredible scale of our merchant business, which Mike alluded to in his presentation. If you look on the left side of the page, we process $4.6 trillion worth of transactions in 2025. This is more than our two modern competitors combined. And represents more than a third of US payment volume. We process on a regular basis 10,000 transactions per second. We’ve tested our platform for more than three times that, and we operate with a five-nine uptime for our critical US applications. We do business with 7,000 enterprise and middle market clients globally, around almost 1 million locations, and we support 3.9 million small businesses, including 900,000 Clover merchants. And our distribution is the broadest in the industry, with more than 1,000 bank—bank partners globally and thousands of ISOs and ISVs that we’ve worked with for years and decades. The value of that scale was hidden in the past under a fragmented infrastructure where clients, enterprise platforms, small businesses would connect to us through a variety of gateways and APIs, creating problems for them and for us. For them, it meant that when they wanted to add a new product or a new feature or a new country, that was a new integration. And for us, it meant that we had to maintain multiple platforms and make the same changes and the same upgrades multiple times. So we focused quite aggressively on building a single cloud native platform with a single multi acquirer gateway called CommerceHub. A single payment switch on the right side of the page, and a single ledger that serves as the unique entry point to everything that Fiserv Merchant Solutions has to offer. And that ledger is of course, Finxact, which is, we think, the best ledger in the industry, and Dhivya will cover in much more detail. And we are modernizing all of our value added services at the center of the page so they can be implemented as simple configuration changes on the same set of APIs. This in turn connects on the right side of the page to our processing engine that does auth and settle. That is the one that processes the $4.6 trillion that I mentioned on the previous page. That platform has been built, as you would expect, multi-cloud deployment, minimal latency, and every component is a configurable microservice. And this is not slideware. This platform is live today with 200 billion in GPV in 40 markets. And this is our end state platform and our go to platform for new clients. Clover integration will follow in the next few quarters with no anticipated impact on our clients. I believe you can count on one hand the number of companies globally that can paint a similar picture. What allowed us to achieve this outcome is the rapid adoption of AI in our organization. If you look on the right side of the page from a standing start, today, we have 40% of our engineers using AI daily and 25% of our code written by AI. And we are going to take both of those numbers close to 100% by year end. But even at this modest level of adoption, the results have been nothing short of amazing. If you look on the left side of the page, you can see some real examples, real results that we have seen by deploying AI. And some of them you can see on the demos outside. The first one is our new developer portal that was relaunched in record time with the help of an agent that took all of the client feedback that we received, compared it to best practices across the industry, and allowed us to launch our new portal within weeks. Our Clover consumer app was last updated probably a decade ago. Despite, you know, its millions of users and hundreds of thousands of daily active users, this work was also completed in a number of weeks. There are a number of other examples on the page that I’m not going to go through, except to say that these are all examples of modernizing our value added services, eliminating or decommissioning legacy products. And in each one of them, we see a 2 to 4 time improvement in the speed of that work. But what excites me the most is the intersection of AI and data, which allows us to move beyond moving money to understanding identity. We start with the incredible scale of Fiserv across all of our businesses, more than 100 billion transactions, plus everything that we know about them from the FS side of the business that Dhivya will cover later. These are then aggregated to individual consumer and small business profiles, which gives us a very deep understanding of the vast majority of US consumers and businesses. And then to that, we add behavioral information through partners like Signifyd that capture pre and post sale signals, how people browse, how often do they return or dispute, for example, and then we embed those into a graph neural network that we developed in collaboration with NVIDIA, which resulted in a significant increase in the accuracy of our models and that we just deployed in production. Of course, all of that comes with robust data governance. That gives us an incredibly detailed and real time view of how consumers and businesses behave across the economy. This, we believe, will shift us over time from a bulk transaction processor that earns basis points on the dollar to an intelligent platform that earns percentage points on the dollar, unlocking entirely new revenue pools and making us true partners to our clients. You can see some of the examples on the right, and we are going to go through many of them later. These mean more volume new products and higher take rates for us, as well as more revenues and better customer experience for our clients. Another great example of us embracing AI is agentic ecommerce, something we think will fundamentally transform payments and how consumers and businesses interact. Our approach is very simple. We want to enable our customers to securely connect to all major LLM protocols through Commerce Hub’s agentic orchestrator, minimizing the work that they have to do while maintaining the security and integrity of their transactions. For small businesses, that includes surfacing and selling their inventory in agentic searches, agentic discovery, and for larger ones, it means that they can do that while maintaining control of their end customer data and experience. We also think agentic commerce will democratize merchants access to their audience, and we want our small business clients to be the beneficiaries of that. On the right side, autonomous agents or A to A interactions present a different set of complexities and opportunities and we are very excited as we partner with our clients and LLM providers to power both B2B and B2C use cases. And our first SMB agents are going live soon through our partnerships with Google and Alibaba. And you can see some examples in the demos outside. So, now let’s shift gears and talk about one of our fastest growing and most important businesses, Clover. I’ll go through a lot of detail here, and I hope by the end you will be as excited as I am about the opportunities in front of us. So let’s start with the definition and the scale of Clover. As you can see on the left side of the page our SMB reported segment was in 2025, $6.8 billion. Of that, 2.8 is Clover and 4 billion are non-Clover SMBs. But Clover goes beyond our SMB segment. There is an additional 300 million of Clover revenues that come from our processing segment, and an additional 200 million that comes from our enterprise segment. And these are predominantly smaller middle market companies. The sum of the three green bars is the 3.3 billion of the overall Clover revenues. If you go to the top right, you can see our total SMB franchise across Clover and on Clover 0.9 plus 1.8, a total of 2.7 million SMBs, adding up to $1 trillion of GPV. There are a lot of analysts in the room, so I assume you were paying attention. On the first page, we showed 3.9 million. Here we show 2.7. The delta, the 1.2 are processing only relationships with SMBs, where Fiserv typically has a more restricted access to the underlying small businesses. That’s why we don’t show it on the page. So how does Clover stack up with the market? Well, in terms of GPV, we are larger than any one of our competitors. Anyone larger than Clover, our own non-Clover book, and we will talk later about how we will approach that. While Clover has been highly successful since its launch a little bit more than ten years ago, we are still only in the single digits of the large global SMB TAM, as you saw in Mike’s pages. The next phase of Clover growth will come from successfully executing against our key priorities. First, enhancing our product suite across hardware, vertical VAS and horizontal VAS. Then, maximizing the value of our distribution channels. In particular, our direct channel, our bank channel, and our ISV channel. Fundamentally transforming our customer service experience will be key not just to growth, but to customer satisfaction, word of mouth, and retention. International growth is a significant component of—of Clover. And we have a very strong point of view on what it takes to succeed internationally. And then finally, the 4 billion that I mentioned of non-Clover clients and how we move them to Clover. So let’s take them one at a time, starting from hardware. On hardware, we are focusing on supporting four key use cases. Larger SMBs, enterprise clients, international, and non-Clover conversion. So on the left side of the page, we are updating Clover for AI, including biometric checkout that you can see outside, as well as multi-language voice recognition and a variety of other things. We are adding enterprise grade multi-location support, which was a key gap for Clover. And then point number three for resiliency, for cost, and for capability augmentation, we will also complement our own manufacturing with select third parties. And finally, point number four, we are making Clover completely hardware agnostic so we can power Clover value added services, even for clients that use different hardware or no hardware at all. And as a reminder, our hardware is still sold at an appropriate and stable operating margin. Moving on to vertical VAS. Vertical VAS remains at the core of our value proposition for our clients. Clover, as you can see here, has been equally successful in both retail and restaurants, which are the two biggest verticals in the US. Collectively, 42% of US GPV. And in each one of those, Clover has a more than 10% market share. By the way, you can also see the upside, right? Our market share is high. There is still almost 90% of the market. That’s not with Clover. Less intuitive, perhaps, is the 5% market share that we have in both healthcare and professional services, despite the lack of a dedicated effort and product offering in those segments. So what are we doing going forward? First, we are addressing a key gap in our offering, which is the lack of a compelling omnichannel value proposition, especially for retail. Today, about 30 billion of the Clover GPV is online, but we have real opportunities to make web publishing and marketing very simple for our clients. Even those clients that do not have an online presence at all. In restaurants, the second one, we are integrating three previously separate efforts to bring a continuum of solutions to clients of different sizes by merging Bento, Clover and Clover Hospitality into the Clover restaurant stack so we can support restaurants as they increase in size. Healthcare and professional services are our two new vertical launches, which we took to the market in March after extensive testing. We are excited about both, but probably a little bit more about Clover Practice Pay, which addresses the needs of smaller medical offices. And we are excited because this was the top request from our distribution partners. And what we’ve seen over the first few weeks of the launch is that 50% of the demos convert to a sale. So we feel really good that for the first time, we have dedicated solutions for each of the four major vertical SMB verticals in the US. Moving on to horizontal VAS, we see significant upside across the board. We continue to see traction with our employee management suite. Includes payroll, accounting, bill payments, et cetera. But where we see the biggest upside is helping small businesses manage their cash needs with Clover Capital and Clover Savings. Clover Capital grew by 30% in 2025, but our penetration is still only 4.5% in the US and pretty close to zero internationally. We believe that we can increase the size of that book by a factor of two or more without any change in our risk appetite or economics. Clover Capital helps businesses grow, and as they grow, they have higher levels of operating cash. And that’s where Clover Savings comes into play. By offering a very high yield savings account into which they can deposit their cash. Leveraging the recent acquisition of StoneCastle, we expect Clover Savings to be available to small businesses through the Clover dashboard before the end of the second quarter. And of course, these deposits will go to the financial institutions on the FS side. But the most important question that our SMBs are asking us is, how can I grow the business? Where else are my customers shopping? What should I offer them next? And that’s where the Clover Agent comes in. So let’s take a look.

Video Audio: By the time Maria walks in, Clover has already been working. One review responded to, Clover already scanning the rest. Surfacing friction before it compounds. Clover benchmarks her peers.

Video Audio: Selling less per order.

Video Audio: Spots the trend.

Video Audio: Show me the easiest fix.

Video Audio: And builds the promotion. Maria just has to say one.

Video Audio: That’s smart. Save it.

Video Audio: Through the scale of the Fiserv network, Clover can see what no merchant ever could.

Video Audio: Let’s bring them back.

Video Audio: Where their customers are spending instead.

Video Audio: It’s not bad. Afternoon, around 2:30.

Video Audio: Clover doesn’t just see today’s performance, it sees the ceiling Maria is about to hit.

Video Audio: Sweet. Prequalified already? No application?

Video Audio: And has the capital ready before she even knows she needs it.

Video Audio: Do that for tonight.

Video Audio: The right insights, the right actions. All before the first customer walks in.

Video Audio: Morning. What can I get you? Not bad.

Video Audio: Maria ran her business. Clover ran the intelligence.

Takis Georgakopoulos: I’m torn between the cupcakes and the croissants. But you can see the demo in the demo stations outside how the agent looks like. So moving on. Now to our next topic, which is distribution. Lots of numbers here. So let me just take a minute to go through them. We have, as we said, we love our distribution. It’s very broad, very deep. Five major distribution channels: direct bank, ISV, ISO and our wholesale processing clients, starting with the first one, direct and bank and partner they represent about 40% of new outlets that come to Clover, and about 80% of what that channel sells is Clover, and the growth rate is more than 10%. If you look at the bottom, primarily ISOs and agents represent the majority of the remaining 60%. Clover penetration is much lower at 40%, and the growth rate is a healthy 15. And with ISVs, as you can see the growth rate is high, but our penetration is very low. And we have a very clear approach on how to maximize the value of each one of those channels to increase the penetration of Clover and increase the growth rate. So let’s start with the direct and bank channels where Clover penetration is high, but the growth rate can be improved. And the economics are very attractive. So what are we doing? The first thing that we are doing is moving from what was historically reactive sales, where merchants reached reach out to us to an AI assisted lead sourcing effort, for example, fastest growing companies, new businesses launched, et cetera. Second, for smaller clients, digital self-discovery and boarding co-developed with Google’s Gemini, which again, you can see outside. And of course, continuing to increase the size of our sales team as make sense. On the bank channel, we are eliminating onboarding friction by embedding Clover into the bank’s digital experience and leveraging the bank data so that we can prospect, underwrite, and price. 20 of our top 100 banks have already signed up for this solution, and we expect to be north of 50% before year end. Collectively, we think these efforts can add 25% or more in the growth rate of that channel. The other area of focus for us is around our partner channels and in particular ISVs. ISVs are our fastest growing segment, both for Clover and overall, reflecting the secular shift in the industry towards more specialized software solutions. And we are the beneficiary of that trend as we partner with thousands of ISVs as you saw before. But historically, we did not make Clover widely available to ISVs. Hence our very small penetration. By partnering more closely with ISVs, we can complement their vertical and specialized software with a full suite of Clover capabilities. Think payments, hardware, capital savings, processing, et cetera. This is a win-win-win. For the merchant, it means they can have the software they love together with everything that Clover has to offer. For the ISV, it gives them a source of differentiation against their competitors, and more importantly to them, it gives us access to our distribution. And for us, it allows us to retain a healthy portion of the economics. This is the structure that we used to launch Clover Practice Pay with Rectangle Health. And as we announced a couple of days ago, this is what powers Clover Reserve through our partnership with Tabit, which we consider one of the best in class players in high end dining. And we expect to do many, many more of these with leaders in their respective verticals. In the interest of time, I will not cover the ISO channel except to say it’s very large, it’s growing fast, and it will be a large component of our non-Clover conversion efforts that I’m going to come to shortly. Improving client servicing is probably at the top of our priorities, and it’s also at the top of the One Fiserv plan. Feedback from clients pointed to a number of opportunities to improve the customer experience, including multiple hands-off handoffs, manual processes, and lack of sufficient customer service tools. So we have reimagined customer service, empowering each of our agents to fully resolve client issues, redesigning our workflows with AI and ML so that models anticipate client issues and decisioning is accelerated and also dramatically simplifying end to end customer experience so that onboarding set up billing and servicing become intuitive and frictionless. But we also know that every day counts. So we tactically implemented many of those solutions to our highest value-direct customers at the beginning of the year. Within a few months. The results are what you would expect when you treat your clients the right way. First, call resolution doubled. The duration to resolve risk calls went down by a third. Customer satisfaction went up. And attrition was reduced by more than 20%. And we will continue rolling this out with a sense of urgency across all clients and all channels over the next few quarters. Moving on to international, international has been a success story for Clover, with about 20% of our 2025 revenues coming from outside the US. Even excluding Argentina anticipation. Canada, Mexico and Brazil, for example, continue to experience rapid growth, and we almost doubled the overall number of international Clover clients over the past two years. And at this point, we have a pretty strong conviction around what works when you go to international markets. It starts with the underlying market. Underlying economics, size, growth, ongoing digitization of payments. And Japan made the top of the list in all of those dimensions. Second, the presence of a strong distribution partner that provides deep local expertise and embedded relationships, like TD in Canada, Caixa in Brazil, or SMBC in Japan. Third, you need a clear differentiator in the market. What is it that we bring that no one else has? Software express in Brazil, anticipation in Argentina, or the ability to cover all payment methods through a single device in Japan. And finally, when all of these things are in place, we bring to bear the full power of Clover hardware, software and processing. So you should expect us to continue to thoughtfully add to our 12 international markets, starting with Japan in early 2027. Finally, to close this section, let’s talk about our biggest and most unique opportunity, the non-Clover back book. 1.8 million customers generating 4 billion in annual revenue. No competitor has anything like this built-in conversion opportunity. We have segmented this book based on their profile and the needs. And the good news is that the majority of the book squarely fits within the Clover sweet spot. And over the past few quarters, we have tried a variety of approaches to understand customer response and sensitivity to different offers, and we decided to follow a deliberately merchant-friendly approach. We will lead with a Clover dashboard and low friction, high value-added services products. Clover Capital, Clover Savings, Clover Agent. No operational disruption to the SMB, no upfront investment, and a 15% expected revenue lift for us. This will create a natural on ramp to the full Clover POS and software solutions over time, with no forced conversions, and of course, a further revenue uplift over time as clients embrace the full Clover value proposition. Now, let me wrap up the Clover section. First, and as a reminder, Clover GPV growth excluding the previously discussed gateway conversion has been consistently within a very narrow range of 10% every quarter for the past many quarters. And as we look forward, we expect to see GPV growth rise above 10% with multiple paths on how to get there. More sales. We discussed our plans to accelerate growth in direct Bank and ISV. We also discussed healthcare and professional services. We also talked about lowering the currently elevated level of attrition through the new service model that we are rolling out, by the way, to Clover clients and non-Clover clients. And then on top of that, adding the conversion of non-Clover clients will take us to the upper end of that range of 10 to 15% in the medium term. Moving on to the right, to the revenues, we expect Clover value added services penetration to continue to grow in our existing and new verticals, adding three points to that growth. And we expect the combination of acceleration of capital, savings, Clover Agent, and the ARPC uplift from conversions, to add the remaining 2% that gets us to our guidance of 15 to 20% revenues. Importantly, this does not include any assumptions on future growth that may come from higher penetration of e-com, embedded finance or new international markets. So now let’s shift gears and spend a few minutes discussing the enterprise business, and highlight both our strength of our existing playbook, as well as our growth and transformation opportunities. We have a large existing business, mostly in the US. The majority of our book is in retail, grocery, petrol and QSR, where our expertise and history in card present, with all of its complexity, has given us a long standing and very stable group of clients. And over the years we have deepened that expertise, and we’ve delivered highly bespoke, specialized solutions for each of these industries and each of these clients. For petrol, for example, we are supporting pay at the pump, fleet cards, EMV, in-store authorizations. And for grocers through omnichannel, across store, online and mobile. This specialization makes these client relationships very, very sticky, and creates very high barriers to entry to our more generalist competitors. Conversely, in the verticals that you see on the right, like e-com, travel and gaming, we have a very low market share, and therefore we see mostly upside in front of us. So compared to the overall industry, we are overrepresented in card present, but the specialization of our offering makes this a very stable revenue stream. But unfortunately, as you can see on the right side of the page, it comes with structural low volume growth as the business and the industry has moved to e-com and continues to move towards omnichannel and platform. And this is where our future growth opportunities lie. And again, we believe we have a lot of upside here. To position ourselves against these trends, we have a three pronged approach, which is kind of very intuitive. First, go where the revenues are, which is e-commerce and omnichannel, with a modern alternative to the limited global options that exist. Second, which is a big one, increase the adoption of our value added services that are now being modernized and sit all behind Commerce Hub as simple configurations. And third, deliver what we think is a highly distinctive end to end offer to marketplace clients with embedded finance as an integral part of that. As I mentioned at the very beginning, none of that would have been possible if we hadn’t done the hard work of modernizing and integrating our assets under Commerce Hub. The work is not finished. We still need to integrate Clover. And as you can see on the top right, we still need to add countries payment methods, international wallets, et cetera. But, adoption is already strong. You can see GPV and transactions at the bottom of the page up 100% year over year. Many new clients getting onboarded via Commerce Hub. And clients like AT&T, Exxon, Fanatics and Wawa already powered by this platform. And moving beyond pure e-commerce, we will also be delivering early next year our next generation of omnichannel experiences with a key differentiator that we will be able to identify the individual across all channels, enabling seamless interoperability across channels. I have one more important point to make here. The barriers to entry in e-commerce are comparatively low. E-Commerce companies are highly sophisticated, and they are very used to a multi-acquirer model in which they choose providers and allocate their volume based on performance, price, resiliency, stability, et cetera, et cetera. So this is not about big fees, fees and many years of waiting. This is about demonstrating to them that you can add value and perform as well as, or better than, their incumbents. And we have built a new dedicated business development team with deep existing relationships so that we can effectively cover this space. And what gives me a lot of confidence that we can make quick progress here, is that we do have a very compelling set of reasons for those companies to work with us. We just never previously packaged them into what one coherent solution set. So what can we offer clients? First, we provide best in class authorization with an increase of anywhere between five, ten or even higher in terms of percentage points from where they are today. I mentioned the depth and breadth of our data and the work that we have done to understand customer identity. The result is better outcomes for our clients and less friction for their customers. And you can see a demo outside of how we use the power of our data to support and resolve more complicated client checkout situations. Second best in class fraud protection. Same story, more data, better models, multiples of lower chargeback rates when we deploy our solutions. Third, routing optimization. More data is part of the answer. Having the third largest debit network in the US is the other part, and the result is significant reduction in debit network costs. Fourth, B2B payments. Our SnapPay platform is growing double digits, or was growing double digits even before getting integrated into Commerce Hub because it provides broad ERP integrations for invoicing, settlement, and reconciliations. Pay by bank, where our differentiation is the thousands of banks that we support on the FS side. And while the overall penetration of pay by bank in the US is still low, we did see a three times increase in volume last year. Not on this page, ECR, earnings credit rate. This is the ability to offset acquiring or other fees with balances that they hold with the financial institutions on the FS side through StoneCastle again. None of our non-bank competitors has anything like that. And on the right side of the page, all that means more volume and significantly higher take rates for us. Turning the page to, I promise this is the last topic, and it’s a favorite of mine, and it’s one that Walter tells me is very complicated. So I’m just going to try to make it as simple as possible. And please bear with me. Multi-party commerce. This refers to any client, platform, marketplace that brings together buyers and sellers. This can be an ISV that supports hair salons or restaurants all the way to the largest B2B marketplace in the world, Alibaba, which we are pleased to announce, will work with us through CommerceHub. All of these clients are looking for a similar set of capabilities. Number one, they want to onboard and KYC sellers globally. Number two, they want the ability to accept payments. Number three, make payouts to the sellers, drivers, hosts, et cetera, et cetera. And then number four, add value to their customers, so they come back, they can they will come back for more. And this is where embedded finance comes into play with card issuing, wallets, lending, et cetera, et cetera. And Dhivya and I will talk more about that in our joint session. And they want all of that top of the page under one API and one developer portal so they can add products, features, partners, countries, payment methods, et cetera. Without any new tech work. And given that there are, for many of them, millions of buyers and millions of sellers, that means many, many billions of transactions. And therefore you need to have the ability to track those in a bank grade ledger. And that’s why Finxact is the single source of truth for everything we do in our MS business. And in turn, that ledger needs to be connected to a bank that holds the underlying assets, whether it is one of the network of sponsor banks that we have, or our own limited purpose banking license. This platform is live today in the US, supporting hundreds of ISVs, processing over 65 billion of GPV, and growing more than 50% year over year with a very high take rate for us. It’s fully omnichannel, it’s configurable for regulatory compliance, and it’s going to go under Commerce Hub before the end of this year. So we can take the value proposition global and embed all our VAS in it. Up to this point, I believe there are probably a handful of competitors that can deliver a similar picture, but we don’t stop here. We bring to the party the hundreds of thousands of Clover merchants, either as sellers to the platform, or as buyers to the platform, which means we bring new volume, new business to the platform and more value to our Clover merchants. And since in many cases we have to onboard sellers on the platform, if the platform is not licensed, we have the opportunity to turn each and every one of those sellers into new Clover clients. For example, through Clover Capital or through Clover Savings or through the rest of our horizontal VAS. Or we can help them sell in other platforms or in other regions. This creates an incredibly strong flywheel that helps our enterprise clients grow, adds value to our Clover merchants, and we believe will serve as an important, new customer acquisition channel for Clover itself. We are super excited about this opportunity, or at least I am, which also ties very nicely with our key initiatives on the FS side, and Dhivya and I will cover, as I said, more of that in our joint session. Before I wrap up, let me take one more minute to just tie it all together. Everything I talked about so far covers the left side of the page. The a little bit more than 50% of merchant revenues that are either part of Clover or are enterprise franchise. We talked about Clover at 15 to 20%, and we expect enterprise to be at mid-single digits, which is an average of a low attrition and low growth base. And a high growth e-commerce and VAS business that will take some time to ramp. The combination of those two drives the growth of our business. The other half on the right side of the page are non-Clover SMBs and non-Clover processing. We expect non-Clover SMBs to grow at approximately GDP and to further benefit from some of our cross-cutting initiatives like for example, improved servicing. On the other hand, that growth will be offset by the conversion of a portion of that book to Clover, which, as we mentioned, comes with positive economics for our franchise. Processing is a combination of a variety of wholesale ISOs and bank JVs and partnerships where we don’t directly own the relationship with the underlying merchant or business. And we expect that business, like in the past, to remain flat or low or grow at low single digits. So left side growing at double digits, right side pretty much flat. Weighted average, 6 to 8%. Of course, as we go towards the medium term, the relative size of the two businesses is going to change with the left becoming bigger and the right becoming smaller, which will be a structural tailwind to our business. So back to where I started. One platform. AI improves the speed of modernization and the power of our data. Clover - tremendous upside to become the operating system of small businesses. And then e-comm and platforms, a lot of upside with very limited downside from where we are today. Before I close, I want to highlight some of the partners, my partners in the business that will be with us during lunch. Mike mentioned that we added many new people in the business to bring experience and expertise in the places where we needed it. I want to thank you for this time. I know this was a lot, and I look forward to discussing more with you during lunch. And please take your time and have a look at the demos outside. Thank you very much.

Host: We will now take a short break. Our program will resume in 15 minutes. Thank you.

Host: Our program will resume in five minutes as a courtesy to others. Please silence all mobile devices. Thank you. Our program is about to resume. Please take your seats. Thank you.

Host: Please welcome Co-President Dhivya Suryadevara.

Dhivya Suryadevara (Co-President, Fiserv, Inc.): That’s one of the better pronunciations of my name that I’ve heard. So thanks to whoever did that. Good morning. Uh—I am the Co-President responsible for Financial Solutions, and I’ve been here for about five months. Before I start, I wanted to share a little bit about my background. I spent my early career at General Motors, and I ran a number of operational financial activities there. And my last job was the CFO of the company. After that, I spent three years at Stripe running finance and strategy operations in a number of other roles, and most recently, I was at UnitedHealth, where I ran the fintech and health tech businesses. And one of my key initiatives there was to embed AI into health care. Interestingly, our HSA bank at UnitedHealth is a Fiserv client as well. So I’ve seen Fiserv from the other side. So throughout my career, I’ve been at the intersection of large scale transformations, financial services, and technology. And I came to Fiserv because I get to put all that together at a company that sits at the center of the financial ecosystem. And in the past five months, I’ve gone on a listening journey. I’ve talked to a number of our clients and obviously to our team here at Fiserv. And I’m incredibly excited that the clients really want us to succeed. And we have the team and the technology here to make that happen. We have a lot of work to do, and we fully acknowledge that. But my priorities are incredibly clear. Focus on the client, deliver cutting edge technology and sharpen execution because ultimately it all comes down to execution. And that’s going to produce stable and consistent growth as well. With that, let’s dive in. Let me outline how I’m going to walk through Financial Solutions today. I’m going to introduce a segment overall and then walk you through the three businesses banking, digital payments and issuing. I’ll then step back and show you how data and AI accelerate all three of those businesses. And finally, I’ll connect that to our financial profile so it’s clear how the strategy leads to financial outcomes. Let me give you an overview of the business more broadly. We serve more than 6,000 clients globally. The scale is just incredible. Community banks, credit unions, large FIs, fintechs and the public sector. More than 50% of our revenues today come from the large FIs enterprise and fintech segment. That client mix continues to broaden. Embedded finance. You heard both Mike and Takis talk about that. It’s a sector that’s expanding, which means who we define as financial institutions is also expanding. Even with this breadth of clients that we serve, we do it in a way that still feels very tailored, regardless of the size or the operating model of the client. Geographically, our revenue skews towards North America today, but we see a lot of opportunity abroad as well. And I’m going to talk about that. Financial Solutions has three main businesses, which is how we publicly report. Banking, which is deposit core and digital banking. Payments, which is network, debit, and all of our payment rails. Issuing, which is mostly credit processing and all the services that wrap around credit processing. More broadly, with a macro picture, the tech environment, and the mix shifts that are happening in financial services, this is a great time to be in this business. So with that, here’s what I would like you to take away today. As I’ve shown you, we have enormous scale, long term relationships, and we are the client’s system of record. And that’s why we’re relentlessly driving a client first operating model. We also have a lot of runway, not just from winning new logos, but also deepening attach and wallet share with VAS. And how we’re going to do that is by modernizing our platforms, and we’re embedding AI into our operating model. And that is going to help us improve capital efficiency and product velocity. We’re also excited about the new growth vectors. And you’re going to hear a lot more from Takis and I later today. We’re going to show you the compounding power of the two Fiserv segments together. And that’s going to allow us to serve both of our bases of clients even better than we do today. So what I want you to take away is that Financial Solutions is a business that’s built to compound, and we have a clear line of sight to the 2 to 4% CAGR we’re expecting in the medium term. With that context, let’s start first with banking. You heard from Mike, it’s been a challenging couple of years in banking, driven by service and delivery issues. But let me reiterate, we have a service problem, not a technology problem. And it’s very much solvable. And how we’re solving it is by responding with a fundamentally different approach in service and delivery. And despite where we’ve been, one of the early observations I had coming in is that banking business is a very, very strong franchise for us. And in a way, it’s like the anchor for our business with community banks and credit unions across the board. And importantly, it drives attach through all of Financial Solutions. So let me give you an overview of the business. We think of it across three buckets. Core processing, which is a system of record for deposits and loans. Digital banking, which is the experience layer for SMBs and customers. And VAS, which are all the services that wrap around the core. Banking delivers 2.4 billion of revenue today, and we serve more than 3,500 financial institutions, and we are number one in core and digital in the United States. This revenue is mostly North America, and it’s stable and it’s predictable. And importantly, as I mentioned earlier, it drives attach, as you can see here, $1 of core revenue drives $2.70 of incremental Financial Solutions revenue. Core clients, on average, have an additional ten Fiserv solutions in their portfolio. And I want to touch quickly on the competitive landscape as well. We believe our cores are on par or better than our competition, especially when you look at Finxact, which is our cloud native core. It’s widely seen as best in class, and it’s consistently ranked among the top cores in the industry. So we believe we’re positioned very well competitively. And in the next few slides, I’m going to talk you through the plan that we have for our business, which is first, stabilize the business, and then attach and grow. I talked about the positive macro backdrop, but a number of questions that we get asked is in on the consolidation side from a number of analysts. Is M&A going to hurt your business? And the answer is no. As you can see on the chart on the left side, the number of FIs in the last 20 years have roughly halved. But at the same time, our revenue has grown against that backdrop with a CAGR of—of low single digits. And you heard from Mike earlier today, we’ve seen elevated attrition in core banking, and we’re actively working on fixing it, but to put it in context, you look at the chart on the right, the account base remains healthy, and the attrition we’ve seen has been more than offset by growth in Finxact. And you’re going to hear more about Finxact later from me in Takis as well, because it’s an important part of our embedded finance offering. The main point here is this is a business where we have seen account growth despite industry dynamics and the recent attrition. All that said, I don’t want to minimize the challenges that we’ve seen in banking, and we’ve taken a lot of steps as I talked about. The first, as you’ve already heard, is our commitment to no forced core migrations. And it’s an important topic, so I’m going to talk more about that in the next slide. In the past few months, we’ve also doubled down on AI to improve service across many areas. I’ll give you a quick example. Two weeks ago, we re-architected our client service portal to drive more self-service and agentic AI capabilities to resolve our tickets. And this pilot, the early results we’ve seen are very promising, and we’ll expand that to the rest of the portfolio as well. We also created an AI based client health index that helps us detect and proactively address client issues. We now have a 360 degree view of the client versus a more ad hoc view that we had in the past. And if you look on the right side, we’ve invested heavily in support and tech resiliency to the tune of about 140 million incrementally between 2025 and plan spend in 2026. With that, we’ve been able to expand our client coverage teams by 16%. And we’re starting to see tangible improvement in client service metrics, whether it’s incidents that you see on the page or time to resolve tickets. So to summarize, we’ve made a lot of progress. We know we have a lot more work to do, but we have a clear strategy and an operational plan to make that happen. One of the most important conversations in banking today is core modernization. I’m going to spend a bit of time on this, given the importance of the topic. Up until now, this has been approached far too narrowly as a binary conversion decision. In the past few months, my team and I have taken a completely fresh look at what core modernization actually means. Instead of defining core as a monolithic concept, we’re breaking it down into modular capabilities that can plug into any core. So think teller or CRM or new account opening. We’re building, we’re building them to be best in class, core agnostic, and adopted on the client’s terms. Clients no longer need to take on a large, expensive core conversion to modernize. So instead of one path, we’re offering tailored client journeys based on their size, their strategy, and what their business really needs. We’re already starting to see this play out. Some clients choose to stay on their existing core, and they don’t want to move. Like Mike talked about. We continue to support that journey and we’re investing in it so that banks thrive on those cores. Like Manasquan, Mike’s favorite bank that he talked about a couple of times. Others choose to modernize progressively. Take the example of Primis Bank. They are on our premier core, and they signed up to implement the universal teller module within the next year. Or if you look at Golden One, they run multiple cores with us, DataSafe and DNA side by side for their consumer and for their business segment. And of course, a bank can choose to convert to another Fiserv core if it suits their needs. And this happens all the time. Like in the case of Johns Hopkins Federal Credit Union, who converted from Spectrum to DNA because it better aligned with their business needs. And finally, we welcome any new client who chooses Fiserv as their partner. And we’re aggressively in the market today to win new logos. And we’re proud of the recent wins we’ve seen this year. Take Republic Bank as an example. They selected Fiserv’s DNA core as a foundation for their transformation. You might wonder why this strategy and why now and how does it actually work? First, and I’m going to stress this again. Instead of building our cores as monoliths 16 times, we’re designing everything to be modular, core agnostic capabilities. Second, AI is accelerating not just the build of these modules, but also how clients adopt them. To this point, we just announced a exciting collaboration with OpenAI to completely reimagine what client journeys are going to look like on an AI native basis, so that we can bring all these experiences to life faster and in a more capital efficient way as well. And we believe this is where the industry at large is going, which is giving our clients choice. And finally, for the banking section, let me talk about VAS starting with digital. This is an area where we had seen strong demand, but we had delays in bringing it to market a couple of years ago. And that showed up in declining engagement and user accounts. But now we’ve been laser focused on fixing that, and we’ve dramatically improved execution in this area. Starting with rebuilding Experience Digital. We already have 250 clients live today and 600 that are in flight. And we’re also leveraging AI here to accelerate those implementation timelines. And now that the gaps are closed, we’re focused on differentiating this product. We’re better connecting small business and commercial capabilities, which creates a unified experience for our clients. And in Q4 of this year, with our partnership with Personetics, we’re going to offer personalized, AI driven insights. So the banks themselves can drive stronger engagement with their customers. Let me highlight our work with another fintech Zafin that you see in the middle of the page. Together, we’re helping banks create AI driven, personalized offers for their deposit holders, so they can reduce attrition and grow their deposit base. And finally, StoneCastle. With StoneCastle, we can now offer a two sided institutional deposit network. This will help banks access stable, low cost funding, and it’ll give merchants on Takis’s side a way to place their cash and earn interest across a broad network of clients, as well. We’re doing all this again in a way that’s more open than ever before. So we’re giving our clients choice. So to recap our strategy in banking, it’s simple, as you see on this page. We’ve already taken meaningful steps to stabilize the business. We see a lot of opportunity to increase ARPC with attach. And we’re aggressively in the market to win new logos and to drive growth. So we’re not standing stagnant or just playing defense. We have a fresh perspective on this business, and we’re strongly positioned to play offense as well. So we’ve covered banking, and let me move on to digital payments. This is a very strong business for us. We have a lot of scale and there are very clear macro tailwinds as well. And as I talked about earlier on market shifts in the industry, this is a place where a lot of those shifts show up, and we’re leaning into those shifts with more digital and faster embedded payments, which I’m going to talk about later today. I’m going to start you, start us with grounding the whole business on what do we actually mean when we talk about digital payments? It has three buckets. Payment platforms, which is the core infrastructure for any money movement. Think debit processing or networks or ACH or wires or real time payments. That’s all this platform. Second, consumer payments, rails like bill pay,

Zelle account to account transfers. And third VAS, which are all the solutions that wrap around payments like fraud and risk. And the scale here is very significant. Nearly 4 billion in 2025 revenues, and a predictable revenue profile as well. 41 out of the top 50 US banks use our consumer payment solutions, making us number one in this business. I want to talk a little bit about competition. Clearly, payments is a diverse area and therefore there are many players in the market. But we feel really good about our position in growth areas like Zelle, network, and debit processing. On top of that, with the modernization journey that we’re on, we’re also positioned well versus disruptors. And I’m going to talk more about that in our platform slide. Let me touch on growth. Payment volumes are growing mid-single digits reaching $53 billion in transactions in 2025. And if you look at the second chart, bill pay volumes have declined over the past couple of years. But at the same time, growth is strong in account to account and in real time. So there’s a mix shift happening. We expect that mix shift to continue, and we’re well positioned for that. And finally, as it relates to VAS, besides Cash Flow Central down at the bottom, which I’ll talk about more in a couple of slides, you see this strong growth trajectory in many of the other key VAS areas as well. Let me talk about platform modernization. Just for context, banks themselves are investing heavily in their own modernization journey. So it’s really important that we have the most modern real time platforms to serve our banks as well. We’re approaching this from two perspectives. First, payment platform strategy. Today, this is a single rail monolithic platform, which means adding a new rail, you’ll have to replace the entire stack. Services are offered more like all or nothing. And so we decided to modernize this platform to be componentized, multi-rail and fast and real time. So banks can plug whatever rails they need without having to replace everything that’s underneath. And this drives faster onboarding, which means higher ARPC for us, we expect to finish this build next year, including embedding digital currencies. And then we’ll move to global expansion as well. On the consumer side, as I mentioned, usage is moving towards instant payments. And we already participate in all these instant payment rails, which is great, but it shows up today as a fragmented experience. Sometimes you see five or more icons in a—in a digital banking app, which is not how we want it to be. So our focus is to bring it all together into a single pay anyone experience. It’s one entry point and the right rail is chosen invisibly behind the scenes, and we expect to start rolling that out this year as well. First with bill pay and Zelle, and then expanding it to other use cases. And finally, conversational AI is going to become the next layer of abstraction. That’s going to allow users to initiate payment in natural language without having to think about any rails at all. If you step back and think about it, when you remove complexity, more payments tend to flow through the platform. And that’s, that expands the overall business as well. Let me close this section with our VAS strategy, and I want to call out a couple of these strategies here. First, we’re launching buy now, pay later on debit rails through our partnership with Affirm. And we’re launching this in early 2027 across 3,000 debit issuers. Affirm is going to bring the underwriting and we bring the scale. So it’s an exciting launch that’s ahead of us. Also want to call out SMB card expense management, and we’re expanding that into debit in late 2026. This is important because most SMB spend happens on debit, not on credit. So if you step back and think about these offerings, these are offerings that our clients have told us that they’re very excited about, which is what again, is going to improve our stickiness and ARPC as well. Finally, on this section, I want to talk about Cash Flow Central. For a long time, SMBs have been dealing with fragmented AR and AP, which I’m sure you’re all familiar with, and there’s very little cash visibility if you’re an SMB. Financial institutions don’t want to be just the place where the money is sitting. They want to be a part of these workflows. So we built Cash Flow Central to bridge that gap, and we’re embedding AR and AP directly into FI relationships. This is another area in addition to digital, where there were delays in our build. And so we’ve sharpened execution and we’ve signed over 190 financial institutions. And we have 75 implementations in flight. And we’ve already compressed those implementation timelines using AI by more than half. So you’re starting to see that show up in the numbers on the right side of the page, 115,000 plus SMBs onboarded. And the transactions are also continuing to ramp. This is a great example of how the merchant side of the business and Financial Solutions side come together, so we can better serve our clients to show this in action. Here’s a short video from US Bank highlighting how they’re using Cash Flow Central.

Video Audio: My team focuses on all things deposits. Our lending products, our payment and software integrations, small businesses are constantly looking at how to run their businesses efficiently. They are looking for cash flow management very effectively across their bills, their invoices, their payments. They’re looking for really simple, intuitive, but extremely secure environments. That for us is our online banking environment. That is a very, very critical need to solve for them. We partnered with Fiserv because their capabilities are a strong fit for what we were looking for. Cash Flow Central gave us the capability to provide or offer multiple rails to our small business customers. So today’s small businesses can essentially pay with ACH, a wire or even a card. Pay by card is really very critical because it gives our small businesses both flexibility with timing of payment, but also just overall cash flow flexibility. Another benefit for us has been the accounting sync software. They can easily just sync all of their payments, bills and invoices within that environment. It’s really a one stop shop and a very consolidated way for us to help them manage their finances, ultimately, bringing all of this functionality together helps us drive both primacy and higher engagement with our small business customers so that they can spend less time aggregating all of this information across multiple platforms, and more time on growing their business.

Dhivya Suryadevara: Great video and it’s always fun working with clients like US Bank when we launch new products. Okay, so on to the third business, issuing. This is one of our strongest franchises and we have long standing client relationships in this area. And we power some of the most complex and high volume card programs in the world. And this is an area where scale and deep operational expertise really, really matters to our clients. We’re also supporting a new generation of digital first issuers alongside of traditional clients. So let me start by giving you a snapshot of this business. I would think about this business in two buckets, issuer processing, which is slightly more than half, and VAS, that’s slightly less than half. And within VAS, you have print, plastics, and all the other other solutions that help power the cardholder journey. Cross-sell here for VAS is very high at 90%. And that shows just how embedded these relationships are. Issuing made up over 3.3 billion of revenue in 2025, we have 25 out of the top 50 US credit issuers and 80% of the US private label issuers as well. So again, very strong scale. Revenue visibility is a great factor in this business. You can see here more than 60% of the revenue is contracted through and beyond 2030. And we expect that number to get to more than 70% by the end of the year. And the revenue skews more towards North America, 76%, but this is a business where we think there’s a ton of international opportunity, especially with our Vision Next platform that I’m going to talk about shortly, I’ll touch on competition here as well. This is a traditionally very consolidated market, but we’re the clear leader in North America. We have strong and growing positions internationally as well. And I’ll particularly call out the UK and India in this context. So just to segue from there, will be growth. So how has this business been growing? You can see that the macro trends are pretty consistent in North America and internationally at mid-single digits growth. And we think this trend will continue. And on top of that macro growth, VAS like controls, tokenization, fraud, they’re compounding even faster than the underlying processing base. And finally, when we think about growth in this segment, we don’t just think about traditional issuers. More and more, we have non-financial institutions that are entering the space through embedded finance. And that’s opening up the TAM a lot more. And we’re going to talk about this in the next session here as well. Platform modernization is foundational to this strategy, and we have two platforms, Optis and Vision Next that I’ll talk about after this. Optis is a platform that’s purpose built for large, highly tailored clients. And we’re modernizing those platform from a monolithic stack to a more open and modular platform. So what that practically means, though, is greater speed to market, our clients ask us for a lot of features, and we’re able to develop them in a much faster way. And we, we also, it also means faster client implementations, which translates to faster revenue. And we have major deliveries happening this year on this platform. And we plan to do this in a way that is progressively modernizing so there’s minimal client impact. Vision Next is our cloud native, real time platform that’s designed more for the more modern use cases. In a way, this is the Finxact of the issuing business. Vision Next is highly configurable and can be deployed fast, globally, at scale. And you can see that in the demand here in the 250 million pipeline that we already have. And this platform is live this month, we have implementations underway, and the revenue is coming this year. Competitively speaking Vision Next is positioned very well versus disruptors, both in the US and abroad as well. And you’re going to see a demo of Vision Next outside. So please check that out. Before I move on, I’m going to make a point about the speed of modernization. Usually when you see platform modernizations like this, it takes a long time and a lot of resources. But now, especially with AI, we’ve been able to meaningfully compress the timelines in rewriting code on the left side, as well as in building new platforms on the right side. So a particular area of strength for AI. And finally, on the VAS side, I’ll call out a couple of examples here as well. Commercial card. You may know it’s one of the most under-penetrated growth vectors in issuing. And we’ve seen a lot of client demand. So we’re rebuilding the platform and we’re planning a major client launch later this year. And then I’ll call out fraud and risk. We already have a product here, Advance Defense, in the market today with 70% penetration across our base. And we upsell with better and better models. And this product helps our issuers achieve better approval rates. So later this year, we’re launching merchant side data to make this product even better. That’s going to drive higher approval rates and lower false declines. Another example of the two businesses working well together. So with all of these and other offerings as well, we’re excited about solidifying the leadership position that we have in the issuer space. Finally, I want to show you a short clip on Robinhood, which is a great example of how we’re powering a new generation of digital first issuers. Let’s watch.

Video Audio: My name is Sanjay Koti, chief commercial officer of Robinhood Money. My team’s focus is on scaling the Robinhood Gold Card program, a benefit exclusively for Robinhood Gold members, and also on launching our newest credit card offering, the Robinhood Platinum Card. Fiserv is a key part of helping us deliver on those priorities. Our card program operates on the Fiserv issuer ecosystem, and we’re even sourcing the platinum cards along with personalization. Over the past year, we’ve moved quickly to expand what we offer through Robinhood money, through our bank partnership, we’re democratizing finance by growing the card program and providing access to banking accounts for the consumers. Today, there are more than 800,000 Robinhood Gold Card customers, representing over $14 billion in annualized spent. And as Robinhood banking rolls out, there are already more than 125,000 funded customers and over 2 billion in cash deposited to date. To build on that momentum, Fiserv has successfully played that role, helping Robinhood advance the gold card and debit card program. As we move into our next phase of growth and launch the Platinum Card, the strength of our partnership with Fiserv matters more than ever.

Dhivya Suryadevara: Another great partnership, and we’re very excited for what comes next with this partnership. So we’ve covered all three of the businesses, but I now want to step back and talk about a topic that’s incredibly important to us, and it’s foundational to how we operate, which is data and AI. Let me walk you through our strategy for each one on data, we sit across banking, payments, issuing and merchant data. And what that gives us is end to end visibility across the entire transaction life cycle. You see one example of that life cycle here. Others, our competitors, see portions of that data. Issuers, merchants, networks. But we see the full picture. So the obvious question is what are you doing with that data? It starts with a foundation, which is the data layer. And we’ve built a unified data layer across our platforms. On top of that foundation, we’ve already brought a first wave of data products to market, like transaction enrichment, external account aggregation. And we also have insights that are built into our existing products like Cash Flow Central. And as we look ahead, we’re launching AI enabled products with use cases like Intelligent recommendations and better credit decisioning and fraud decisioning in real time. So the opportunity here is significant. And we’ve built the foundation already. One that’s hard to replicate. And we’re just scratching the value. They know, I know how much value we can unlock with this platform. So very exciting opportunity here. Let me talk about AI. We apply AI in three ways across Financial Solutions. First is embedding AI into our products, which I’ve touched on in banking, payments, and issuing. Second is agentOS, which I’m going to talk about next. It’s a solution that we’re very excited about. I’ll then cover the third, which is velocity and rigor, how we’re changing how we operate and how we build across Fiserv. We’re not bolting AI onto our existing processes, and we’re rewriting the workflows to make them AI first. So let me talk about agentOS first. agentOS is our new operating platform that lets FIs deploy AI agents safely across their systems of record. Importantly, it’s already in beta today. Before I get into the specifics of what the platform is, I want to start with a why. Our clients are facing growing operating complexity and cost pressures, and they’re also facing talent gaps. They have staff retiring and, you know, hard to hire folks and so on. And at the same time, clients are also very excited about AI. They say they see its potential and how it’s going to help their business. But in a regulated, mission critical environment like banking, the question isn’t whether to use AI, it’s how to do it in a way that’s safe and at scale. And the tools that we see in the market today live outside the systems of record. They don’t understand banking workflows. They don’t go across multiple platforms. And importantly, they don’t meet the governance, security and audit requirements that our clients operate under, which is exactly what we built agentOS for. And here’s how it works. At the top, FIs can deploy any agent. They could be Fiserv built or built by the banks themselves, or offered by a third party. This is unique because we’re specifically designing this to be a marketplace. And again, goes back to the theme of client choice that I talked about earlier. These agents sit on top of agentOS, which acts as the control plane, and it provides all the bank grade controls that clients and regulators care about, like identity, policy, data masking, audit log, human in the loop, kill switch, token optimization. I could keep going on and on. To power this, we’re using multiple LLMs from leading model providers. Importantly, all this sits on top of our systems of record across core, payments, issuing. And of course, clients can draw on their own data for additional context. So this is not about 1 or 2 use cases. What we’re building is a safe, governed way to scaled AI adoption. What this platform enables is the ability to deploy agents across a variety of use cases. And on this page, you see examples of workflows that cut across areas like risk and financial crimes and credit and growth and so on. And we’re developing all of this with input from our clients on how they want to transform their front office, their middle office, and their back office. And you see the highlighted ones up on top. And those are already in beta and POC today. And with the collaboration we announced with OpenAI, we’ll be able to further accelerate the development of these agents. And to make this concrete, let me highlight two use cases that are in beta today with real pilot clients. The first one focuses on commercial loan onboarding with First Interstate Bank. This is a workflow that typically is very manual with multiple hands off across a variety of different systems. So the agent we built pulls the data from all those systems. It validates the inputs and it makes the onboarding incredibly simple. And the early results that you see on this page, they’re very promising. Banks are telling us that they see reduced cycle time and a lot less manual effort with this pilot. Second use case is a reporting agent that we built with Boulder Dam Credit Union. They told us that generating reports takes a lot of analyst time, time that they don’t have. And again, it straddles a lot of multiple systems. So we worked with them and we built an agent that automates this entire process, reducing the reporting time from ten minutes per report to a matter of seconds. And again, you can see the results here from our pilot with them. You can see a demo of both of these agents and a few more after the event. So please check them out. We have six banks that we are co-developing agents with for this beta stage. And if you think about it, this opens up a brand new TAM for us. Up until now, our TAM, we thought about as a bank’s technology spend. And this opens up the TAM to their workflow spend as well, which we think is significant. You can also see we’re already established nine third party agent partnerships that our clients can access through the marketplace. With this third party ecosystem. It also opens up a new revenue stream for us. Beyond the revenue streams, if you think about our current clients, we believe this strengthens the retention of clients as well. And of course, acquisition of new clients. We’re going to keep sharing updates on this as we move from the pilots that we’re running now to GA. I want to close this discussion on agentOS with why are we positioned to win? Why, why, why is Fiserv doing this? We have decades of institutional knowledge on banking workflows. We have the systems of record across core, payments, issuing. We know how to operate in a highly regulated environment. And we have thousands of FI relationships. We believe, as many of you, I’m sure do, AI is going to fundamentally change financial services. And we’re really excited about the interest that we’ve seen so far from our clients. And we continue to see this is going to be a tremendous potential. Now, moving to how AI is reshaping our internal workflows, I want to specifically call out two areas, tech and operations, and give you some examples. Refactoring legacy platforms I talked about in the Optis context, a very painful project in the past took a lot of time. It’s changing a lot. It’s much faster with AI. New development, whether it’s a platform or feature build is much faster. Give you an example. You see Vision Next there, we build a transaction enrichment feature and went live with a client in six weeks using AI. That’s typically a process that would take us more than five months. I’d also call out AI and other tech areas like testing, change management, and observability. Mike talked earlier about how tech resiliency is an important part, and the embedding of AI is going to help us go even further. You can also see how we’re using AI in operations. And I’m going to call out two areas there. Call center. We’re running a pilot today with our call center, where in addition to the traditional IVR, we’re embedding voice AI, and what that’s allowing us to do is to get to a containment rate of over 98% of calls. And Fiserv gets a lot of calls, so you can see what the impact is on, on efficiency here. And we have a roadmap now to move from IVR to full, from pilot to full deployment. Second example is what I talked about on this client servicing side. With a pilot we’re running, our clients are seeing 95% self-resolution rate, which is better than our expectations. And so we’re moving from that to agentic AI resolution. So if you’re a client and you’re opening up a ticket, that ticket gets agentically resolved, and you’re going to see all of that in our servicing demo outside. So check those out as well. Again, here, we’re proud to be partnering with a lot of capable AI companies in the world to bring that to life. So if you step back and think about this page, two things stand out. Improve margins with the efficiency that we’re seeing. But importantly, also improve service levels. So let me tie all that into our financial profile. Everything we’re doing is anchored in the One Fiserv plan that Mike, Mike talked about. Operating with client first mindset, supercharging delivery and innovation. And as we’ve discussed, we’re managing through near-term headwinds like elevated attrition in banking and decline in bill pay. Even with those headwinds, we see a clear line of sight to 2 to 4% growth in Financial Solutions. Within that, banking will be at or slightly below the lower end of that range and payments and issuing towards the higher end. And to recap, the components of growth we see in each business, on the banking side, stabilizing attrition to historical levels, rollout of our digital platform, executing our VAS roadmap. On the payment side, organic growth, especially in debit and in network. Mix shift towards real time payments and expansion of VAS like Cash Flow Central. On the issuing side, we talked about volume growth in North America and internationally. And on top of that, we have the Vision Next revenue pipeline, and we’re implementing existing revenue commitments in North America. We already have 200 million in flight this year. Beyond 2 to 4% growth, we also see additional growth factors. And these expand our opportunity set like embedded finance, StoneCastle, data, and new platforms like agentOS. From an execution perspective, my team and I manage all of these components very closely with clear KPIs and operating cadence. I started this discussion with why Financial Solutions is built to compound. Durable foundations, focus on service and delivery, open modern platforms, strong attach, new growth vectors. But ultimately, we all know that delivering this will come down to execution. We’ve assembled a great leadership team to help us execute this plan. We brought in talent from financial services, technology to supplement the great talent we already have here at Fiserv, and you’re going to meet a number of them in the room today, presenting our demos. So as you can see, there’s a lot to be excited about in Financial Solutions itself. But what makes it more exciting is the compounding that happens when we’re able to bring Merchant and Financial Solutions together. So to talk about that, I’m going to have my Co-President Takis join me on stage.

Takis Georgakopoulos: Thank you. Dhivya, I thought I’d give you a break for a couple of minutes. So over the last two sessions, we have each walked you through what’s happening inside our businesses, Financial Solutions and Merchant Solutions. For the next few minutes, we want to do something different. We want to step out of our two lanes and show you why we believe the combination of those two businesses under One Fiserv is genuinely unique in the industry. Mike already talked about our leading positions. We go to the next page. Our leading positions in all aspects of money at rest and money in motion. But let me get into one example that brings that to life. Banking. Dhivya spent the last 40 minutes talking about it, and everything that we do for our banks, whether it’s core processing, digital banking, or issuing. From the merchant side, we power their SMB franchise with Clover, and for the larger ones, we also partner with their corporate and investment banking side of their business to provide merchant acquiring and other services to support the growth and differentiation of those businesses. And as we mentioned before, we’ve already done that more than 1,000 times. And this has brought 800,000 small businesses to Fiserv and contributes to the more than ten products per client that Fiserv, on average, sells to our FIs.

Dhivya Suryadevara: Now let’s flip the lens. And as Takis talked about, we provide merchants with commerce capabilities. But more and more, they want to embed financial services directly into those experiences, whether it’s customer wallets, or payment capabilities, or bank accounts, or debit card issuance and so on. You can see that in the numbers. Today we support more than 400 corporates that are purchasing financial solutions from us, and more than 60% of them are using digital payments. And we’ve opened more than 25 million embedded finance accounts that generate new revenue streams for our merchants.

Takis Georgakopoulos: We talked about how financial institutions are integrating commerce capabilities and how merchants are layering in financial products. On top of that, fintechs are moving more into banking activities as they want to own the full stack, causing the lines between all of these three different client segments to blur and overlap. And that’s why we are building the unifying infrastructure to support commerce and financial services end to end. We will discuss today five capabilities that we bring to bear to help our clients compete and grow in this environment. Embedded finance, stablecoin, our liquidity network, our on us network, and Fiserv’s data advantage. So let’s take them one at a time.

Dhivya Suryadevara: Let’s start with embedded finance. Embedded finance is a structural shift. It moves financial services away from point solutions to a layer that’s woven directly into commerce. And we’re building a comprehensive suite that you see on this page, from issuing to acquiring to wallets, liquidity, cross-border flows, and so on. And all of this through a single integration with a modern, globally scalable platform. And we already have millions of accounts opened and active in this space. If you take an example of one of the largest gig players out there, we’ve enabled embedded banking services, which allows their drivers cash back access to credit, high yield savings accounts and rewards, and so on. So, whether it’s a retailer that’s launching a wallet, or a marketplace that’s handling seller payouts, or an FI that wants to deliver merchant services to its SMB book, clients get a single integration and a platform that scales.

Takis Georgakopoulos: Moving on to digital currencies, there we are taking on an approach which is fundamentally different from other players in the industry. Rather than trying to disintermediate our customers, we’ve built a bank and merchant friendly stablecoin, USD, which our clients can easily integrate with. They can white label, as we’ve done in the case of the Roughrider Coin for the banks in North Dakota. We allow our clients to maintain full control of their end customer experience. And importantly for our FIs, we allow them to largely retain the liquidity value of their deposits. And we’ve built it in a way that it’s interoperable with all of the other major stablecoins and fiat, and make it available as a payment method or as a loyalty currency. FIUSD goes live this summer, and within this framework, we see four major use cases that you see on the right side of the page. One, real time settlement and cash management for both banks and for corporates. Two, cross-border remittances, including the on and off ramps. Number three, B2B payouts, especially in high inflation markets. And finally, at least for me, the biggest long term benefit of digital money is programmability. It’s the ability of money and information to move together, allowing instant if-then else decisions and the ability to support transactions at zero cost and latency. Think of agent to agent payments in our previous conversation. And two more things here. One, because our clients, many of our clients are highly regulated, we maintain the same controls on digital currencies as we do with fiat. And then second, this is a common stack. The stack that Dhivya showed in the previous page is exactly the same whether you move fiat or whether you move digital currencies.

Dhivya Suryadevara: Let me talk about our liquidity network, with which both our merchants and our financial institutions are very excited about. Community banks and credit unions, they need deposits to optimize their balance sheet and deliver for their customers. Merchants want a better return on their capital. And today, these two pools of money sit separately. So we’re uniquely positioned to bridge this gap, and we could source liquidity from one side of our client base and place it directly with the other. And everyone gets to benefit from that. The merchants earn a higher yield on idle balances. Banks get stable, low cost deposits, and we monetize across the network. We’re already seeing a lot of interest from our merchant clients and FI clients on this. And so we built a very healthy pipeline here ahead of us, and we’re excited about what’s to come.

Takis Georgakopoulos: Dhivya talked about our network. When a Fiserv-issued card is presented at a Fiserv-acquired merchant, settled across our debit network, and ultimately deposited in a financial institution that’s powered by us, this entire transaction never leaves our platform. We are at the center of that transaction, and that’s what we mean by on us. It’s the ability to capture the economics of the full transaction life cycle from auth to routing, to settlement, to deposit, all within a single network. It allows better approval rates, lower fraud, faster dispute resolution, and ultimately, better economics for our clients on both sides of that equation.

Dhivya Suryadevara: Okay, data is the fifth asset, and you’ve heard both Takis and I talk about data in our respective sessions, and it’s an important one. And, we have access to a broader and richer set of data than anyone else in the industry as I talked about in my presentation. From the FI side, we see deposits, we see payments, credit performance across hundreds of millions of consumer accounts. From the network side, we see real time auth, we see fraud and clearing data across the entire transaction workflow. And from the merchant side, we see POS, we see e-commerce, Q level, and loyalty data, across the entire consumer spend. When we bring that together, obviously, with the right governance, that data directly powers the use cases that you see here. For financial institutions, it’s improved underwriting, its risk management and cross-sell effectiveness. For merchants, it’s faster onboarding and better targeting, and higher conversion. But importantly for the entire ecosystem, it drives better approval rates, lower fraud, and better experiences for the end customer.

Takis Georgakopoulos: I know we covered a lot of ground here in a short amount of time, but let us close by recapping the five things that we talked about. One, our embedded finance solution offers all the capabilities that our clients would need on a modern, global platform. This is live today and scaling. Two, FIUSD is the only bank and merchant friendly stablecoin, fully configurable for what our clients are looking for. Three, our two-sided deposit network places excess merchant operating cash with the financial institutions that need it the most. Four, we are the only platform at the center of all sides of the transaction. Issuer, cardholder, acquirer and merchant. And finally, our data advantage enables better insights and outcomes for our clients. More data, better outcomes.

Dhivya Suryadevara: Each of these is powerful on its own, but together, they allow us to capitalize on the assets across both of our businesses to serve our clients better. So with that, I think we’re going to take a short break. And the star of the show, Paul Todd, our CFO, will be on after that.

Takis Georgakopoulos: Thank you.

Host: We will now take a short break. Our program will resume in 15 minutes. Thank you.

Host: Our program will resume in five minutes as a courtesy to others. Please silence all mobile devices. Thank you. Our program is about to resume. Please take your seats. Thank you. Please welcome Chief Financial Officer Paul Todd.

Paul M. Todd (Chief Financial Officer, Fiserv, Inc.): Well, good morning and welcome everyone. I’m Paul Todd, the Chief Financial Officer here at Fiserv. It’s great to be here and see a number of familiar faces in the audience here from my past. I joined Fiserv last October with a deep background in the payments and fintech ecosystem, and this included leadership roles at Global Payments and TSYS, where I was the CFO. Before I share our financial outlook and tie what you’ve heard this morning from Mike, Dhivya and Takis to the numbers, I wanted to start with this year. As you saw in this morning’s press release, we reaffirmed our full year guidance, and I want to make some comments on the expected cadence of our 2026 financial performance so that you have a clear view of our expected baseline as we exit this year. As we’ve discussed, this is a transition year with first and second half growth profiles that look quite different. We’ve said that for the first half of the year, adjusted revenue would decline in the low single digits, which implies that in the second half, our year over year growth is in the range of positive 6 to 8%. To achieve our full year growth of 1 to 3%. Our confidence in the second half is grounded in the momentum we are seeing across the business, supported by a number of favorable dynamics, and let me walk you through the drivers. As it relates to the 2026 bridge, from the first half to the second half growth rate, normalizing for the higher non-recurring revenue in the first half of 2025 results in a 1 to 2% growth rate as a starting point. Then we expect two points of growth from newly contracted revenue, where we have a clear line of sight with contracted start dates. These include wins we’ve mentioned on previous earnings calls. Next, we expect to generate 1 to 2 points of growth from large enterprise clients with planned ramps, including several of the names that we’ve cited throughout the presentation. A proof point of growing revenue per client. And finally, we expect about two points of growth from key products that you’ve heard this morning from Takis and Dhivya, where we have high conviction based on strong early customer success. And these includes ramping of the implementations of products like Cash Flow Central and XD, and further expansion of Clover, including Clover Capital, Clover Savings and international growth. Putting it all together, this 6 to 8% growth in the back half, assuming a stable macro delivers the 1 to 3% range for the year. And this gives us solid footing as we head into 2027. We have talked about our goal of returning Fiserv to its long standing roots as a constant compounder, and introduced the One Fiserv Action Plan to enable this. Everything you’ve heard today are critical dynamics on this journey, and I now want to walk you through the four financial components of the constant compounder profile, starting with revenue. The vast majority of our revenue in this company is driven by a diversified mix of accounts, transactions, and other volumes, which is predictable and steady. This drives consistent revenue growth, and as a result, we expect to deliver a compounded adjusted revenue growth rate of 4 to 6%, overall, as a company from 2026 through 2029. Now over to the second component margins. With a largely fixed cost base on incremental volume, our scale supports roughly 50 basis points of underlying adjusted operating margin expansion per year, or about 150 basis points of total adjusted operating margin expansion over three years. On top of that, with Project Elevate, we have conviction in our expectation to deliver more than 200 basis points of incremental adjusted operating margin by 2029. This fuels our third driver cash flow. Our company generates stable and predictable cash flow. We have a track record of consistently converting approximately 90% of our adjusted net income into free cash flow annually, and with many of the investments we’ve already made as part of One Fiserv, we see a more stable CapEx profile going forward, giving us added conviction around free cash flow conversion. And finally, capital allocation. We are committed to deploying capital effectively and running the business with discipline. Our focus with capital is to return excess cash, cash to shareholders, primarily through share repurchase, while reducing our adjusted leverage ratio to the low end of our 2.5 to three times target range. That strengthens our investment grade balance sheet. And in my conversations with customers, they tell me that matters. This results in an attractive double digit adjusted EPS growth profile. This morning, Mike, Takis and Dhivya talked about the drivers of that constant compounder profile. And I won’t go through each one of those, but I do want to highlight a few points to make sure that they’re clear. On revenue, our end markets are very healthy. They’re large and they’re growing. What we provide sits across the core needs of merchants, financial institutions and other clients. They’re navigating and evolving market, and they’re investing in innovation. And that’s exactly where Fiserv helps. And second, we’re deeply embedded with our clients. As you saw earlier, we have unmatched breadth and we’re innovating against the focused set of opportunities that capture that demand. Now, moving over to margins. There’s two key drivers I want to highlight here. And the first is scale. We operate with unmatched scale across both Merchant and Financial Solutions, And this affords us high incremental margins. And second, we’re leaning into AI and everything we do for margin efficiency while also driving our enterprise wide transformation program, Project Elevate. With these benefits, we’ve also aligned our spending efforts in 2026 to the most critical investment areas with a priority to provide for innovation funding to support our revenue opportunities. Now on to cash flow. Beyond our overall focus on efficiency, we’ve made choices to support healthy cash conversion, and an example of this is our simplification of our tech stack, both in Merchant Solutions and Financial Solutions. And finally over to capital allocation. Beyond the deal we announced today, we continue to evaluate our portfolio to ensure our businesses and assets fit our strategy. Now, I want to explain why I’m confident that we can deliver against this constant compounder profile and sustain double digit growth in adjusted earnings per share. And I’ll start with revenue. We have a long history of stable growth and accounts, transactions and volumes across both Merchant and Financial Solutions. Those trends have been consistent even when our revenue has been a little more volatile in the last year. And this growth is the foundation of our adjusted revenue outlook going forward. And Merchant Solutions enterprise transactions, small business volumes and Clover GPV have been stable. And in Financial Solutions, we see a similar dynamic. Consumer payment transactions are growing more slowly, primarily due to bill pay. But overall account bank account growth, including Finxact, has been in the low single digits, and our payment platform transactions and issuer accounts on file globally are growing slightly faster. While this volume growth delivers stable, predictable revenue, it’s the execution of One Fiserv plan that enables us to optimize volume growth into revenue growth. And the first three pillars of One Fiserv are the catalysts behind this. First, we’re committed to a one client, a client first mindset. We’ve put measures in place to improve client retention, especially in Financial Solutions, by strengthening coverage and client service. And in Clover, we’re raising the bar in onboarding and ongoing support. With success here, we can see benefits to retention and clients are more likely to expand with us, including adopting more of our value added services. That’s how we grow average revenue per client. On the second pillar, Clover, our strategy is clear based on the five drivers that Takis talked about earlier, vertical and horizontal expansion, coupled with international growth and fueled by distribution and operational improvements. Now, with the third pillar on product delivery and innovation, you’ve heard this morning on the innovation progress that we are making and the importance of delivering milestones in products such as CommerceHub, our banking cores, XD, Cash Flow Central and Vision Next, just to name a few. And all of this works in tandem, supporting our revenue growth for the future and gives us confidence in our adjusted revenue growth targets. So based on our volumes and One Fiserv, we are targeting 2 to 4% adjusted revenue growth in Financial Solutions over the medium term, with banking growing at the low end of this range or slightly below. And digital payments and issuers toward the higher end of that range. Merchant Solutions, we are targeting 6 to 8% growth medium term. And this included in this is we expect Clover to grow 15 to 20% annually. Looking at the subsegments within merchant, we expect SMB to grow at the high single digits while enterprise grows in the mid-single digits, and processing is roughly flat. This drives our expectation of an overall total company compounded adjusted revenue growth rate of 4 to 6% from 2026 to 2029. On top of that, we’re investing in a few focused opportunities, but we have not assumed any meaningful impact from them in the medium term. This includes initiatives that you’ve heard about earlier, such as agentOS, agentic commerce, and work across stablecoin and the broader embedded finance opportunity. Now let’s turn to margins. To ensure Fiserv was in the right position to capitalize on the revenue growth drivers. We made proactive investments for the future. We began those investments in the third quarter of 2025, and as we entered 2026, these investments were well underway and are fully included in our 2026 adjusted operating margin guidance of approximately 34%. These investments fall into two main areas that are aligned tightly to the One Fiserv action plan. The first pillar of that One Fiserv action plan is in people, where we beefed up the ranks of our client facing personnel, including relationship managers, client support and implementation resources. We have done this with an understanding where these investments are most needed, and we prudently moved forward, adding headcount in the second half of last year and going into the first quarter of this year. As Mike mentioned earlier, some details here around increases in our client coverage ratios has generated some early progress that we’re making, and it’s bending the curve positively on client service. We also hired people aligned to our third pillar to support critical innovations. Second, alongside people, we’ve increased technology investments as our clients expectations continue to grow to support more and more of their critical operations. Now, as we look at our cost base over the medium term, I want to highlight that along with the stable growth and accounts, transactions and volumes, we have about 40% of our costs that are directly tied to the growth in these underlying drivers. These are direct costs such as POS hardware that we sell and distribution costs related to revenue growth. The other, roughly 60% of our costs are fixed in the near term. These include employees and much of our tech infrastructure as the largest areas. But the takeaway here is that we can benefit from significant incremental margins as our business volume grows and at our target 4 to 6% medium term adjusted revenue growth, our cost base positions us to deliver approximately 50 basis points of annual adjusted margin expansion. And that’s consistent with the legacy First Data and Fiserv businesses. Now, in addition to this underlying operating leverage, we are focused on driving efficiency in line with One Fiserv pillar four. And to drive these efforts. Several months ago, we initiated Project Elevate, an enterprise wide transformation effort. This is a highly structured, enterprise wide evaluation of all of our activities, looking at our cost structure as well as how we can generate revenue. Along with Elevate, we have ample room to simplify the business and execute faster and more efficiently, including AI operating at the core of everything that we do. We’ve made good progress with Project Elevate, and we expect to be in full implementation mode during 2027. We have a complete inventory of revenue, uplift and expense savings opportunities, and we are moving into the executional phase in the back half of this year to fully capture the benefits over the next three years. The Elevate opportunities falls into several categories, and I want to provide a few examples. First, on the technology modernization front that you’ve heard this morning. The Optis modernization is a significant opportunity for us that Dhivya outlined. It enables us to not only bring a better experience to the customer through easier adoption of our innovations, but it also reduces our cost of implementation and our ongoing operational costs. And second, in the processing re-engineering area, you heard both Dhivya and Takis talk about improving customer service. And as part of this effort is a significant project that we have underway to fully automate our contact centers using AI across all channels. We expect that this will both reduce our reliance on expensive legacy technology and also improve customer service. And in both of these two examples, as I mentioned before, we’ve not assumed any revenue benefits that may come from either faster adoption of innovation in the core banking side, or the benefits from a better customer experience. And the third category related to our people, there’s a number of opportunities for efficiency in both the direct and indirect personnel of the company. And we also see opportunities in vendor optimization in that category. When you put this all together, we have a clear line of sight to $500 million in net cost reduction by 2029, worth more than 200 basis points of added adjusted operating margin. And we expect this 200 basis points to layer in over the next three years, with the incremental benefit to 2029, approximately twice the benefit that we expect in 2027. As it relates to Project Elevate, we expect to earn an attractive return on the capital that we’re investing with an annual run rate savings of approximately equal to our one time cost. We expect the cost of transformation will peak this year, and we will continue to break it out in our non-GAAP financial results. Now, bringing those two components together on margins with the impact of the cumulative margin expansion of approximately 150 basis points annually from the baseline operating leverage and the greater than 200 basis points in incremental benefits from Project Elevate, we expect to achieve adjusted operating margin in excess of 37% by 2029. Now, I want to spend a few minutes on cash flow. As I said earlier, we have a strong and consistent track record of converting adjusted net income to free cash flow at Fiserv. We’ve been able to balance a slightly lower conversion rate in our Merchant Solutions business with a higher conversion rate in Financial Solutions. We target maintaining this cash flow conversion at approximately 90% over the medium term. There’s really nothing different in terms of prior drivers and what we expect going forward. One of the largest drivers of free cash flow is CapEx, and we were able to deliver approximately 90% of free cash flow conversion in 2025 despite the incremental CapEx that we chose to invest in the business. We expect CapEx as a percent of adjusted revenue to be stable in 2026, as compared to what we invested in 2025. Then we expect some leverage on our CapEx with adjusted revenue growth resuming at higher levels beyond 2026, as well as from efficiencies that come from our transformation initiatives as well as technology modernization. Finally, let’s talk about capital allocation. There’s four main areas I want to cover as it relates to capital allocation. First, on investments with One Fiserv, we did step up and make some investments that we thought were necessary to position the company to execute on our strategy, and overall, we can fund the investments we need to make within our existing cost structure. Second, we are focused on deleveraging as we’re committed to our investment grade balance sheet, as well as the investment grade credit rating that we have. And as I said earlier, between now and 2029, we’re focused on driving our gross leverage ratio to the lower end of our 2.5 to three times target. Now onto M&A. We will selectively pursue bolt on M&A. You can see examples in our history of this, such as Finxact and Ondot, which became our card hub offering. And you heard Takis talk earlier about our plans with Clover Savings, which is one area that we’re leveraging our StoneCastle acquisition that we did last year. However, our bar on M&A is high. We have a rigorous process to evaluate these deals and to make sure that we can execute on the opportunity. And finally, on capital return, we do expect to continue to use the majority of our free cash flow on capital return with shareholder repurchase as our priority. With this fifth pillar of One Fiserv, we already have achieved some success here that will help us operate the business with lower levels of capital that enable more of free cash flow to be returned to shareholders through share repurchase. We’ve optimized our real estate footprint where we don’t need to own facilities on a go forward basis. On Clover Capital, you heard from Takis the significant demand that we see in this offering and the focus that his team is putting on driving this business, and we now have in place financing structures that will expand capital available to incrementally grow Clover Capital and similar offerings. In effect, we can grow Clover Capital without having to grow our balance sheet. And this allows us to operate in a more capital efficient way while also having strong returns in the business. We also mentioned back in October, we were evaluating businesses and assets to ensure they’re consistent with our go forward strategy. We want to make sure that the businesses align with long term growth and profitability, and this exercise is also critical as we focus our time and resources on the most important assets and activities in the company. Next, I do want to provide a brief overview of the transaction that we announced this morning. As Mike said, we have announced plans to sell a majority stake in our ATM servicing and related businesses for approximately $300 million in after tax proceeds, while assuming a 49% equity stake in a new joint venture. We expect to use this cash for a combination of share repurchase and deleveraging. This business is reporting reported in our digital payments line and has a revenue run rate of approximately $200 million, with a flat revenue trajectory, and it operates at a similar margin to Fiserv overall. We will update our 2026 guidance upon close, but I do want to touch quickly on a few financial parameters. First, there’s no impact to our organic revenue growth. However, depending on the timing of the closure, there will be some impact on adjusted revenue growth. For example, if we close the deal at the end of the third quarter, we would expect about 30 basis point reduction to our annual adjusted revenue growth rate. We expect no meaningful impact on adjusted EPS in 2026. Now I want to bring it all together with our targets. You’ve heard from Mike about the overall strategy. The team we’ve assembled and how we’re putting the strategy into action with the One Fiserv action plan. Takis and Dhivya highlighted our plans across Merchant Solutions and Financial Solutions of what we’re doing in innovation and ensuring that we’re getting these capabilities into the hands of our customers, accompanied by a great client experience. And this is what it looks like from a financial profile perspective for the future. When you put it all together. First, on revenue at 4 to 6%, compounded adjusted revenue growth from 26 to 29, we expect more than $23 billion of adjusted revenue in 2029. Next on margins with baseline operating leverage and the benefits from Elevate, we expect adjusted operating margin in 2029 in excess of 37%. Third, on cash flow at roughly 90% free cash flow conversion, we expect to generate more than $13.5 billion of free cash flow from 27 to 29, and we expect to devote the majority of that to shareholder returns while still bringing our gross leverage ratio down to about 2.5 times by 2029. And that supports our target of more than $12 in adjusted EPS in 2029. I would note that this $12 includes absorbing an adjusted effective tax rate that we expect to be approximately 21 to 22% over the medium term. So in summary, we believe we have a strong business. We have a compelling investment case, and we have a team committed to industry leading shareholder returns grounded in the constant compounder profile that I just laid out. And with that, I’ll invite Mike back up to the stage for some closing comments. Before we take your questions. Thank you.

Michael P. Lyons: Walter wanted to come back up, but. Thanks, Paul, and thanks for all your attention and engagement today. We put a lot out there. Hopefully it helped you understand what’s going on. Before we move to Q&A, I just want to leave you with a few final thoughts. As you’ve heard, we believe the platform is truly unique. There’s no other company that we can find that operates at our scale and is as deeply embedded in both the infrastructure of payments and the financial services space, and as financial services and commerce become more digital, real time, embedded in AI enabled, we believe the value of our platforms only increase with that. And hopefully you got a great sense of some of those examples today, whether it be what we can do with our data intelligence Clover Agent, helping, helping the small business. And obviously agentOS, which we’re very excited about. Dhivya talked about this unbelievable backdrop we have. It’s true on both the merchant and the commerce side. Our clients are looking for trusted partners with the technology scale, regulatory connectivity, and breadth of capabilities to help them navigate an increasingly complex and shifting digital world. And we believe we’re exceptionally well positioned for that environment. Obviously, to capitalize on that opportunity, we talked about it, we had to make a series of important changes and investments across the company, focused around client service, accelerating innovation, product delivery and driving greater accountability. Hopefully, you saw as you went through the merchant FI sessions, clear strategies, disciplined execution plans, highly accountable. We scheduled this Investor Day, recognizing there’s still a lot of important work ahead for us to do, but we wanted to give you a sense of how we’re evolving, where we’re investing and how these actions were taken lead to the outcome that Paul’s talking about of more steady, durable, visible, expected growth in the low mid-single digits and then driving, driving, ultimately driving shareholder value creation over time. We’re acting with urgency. When you’re out on the demos and the like, you’ll see that we believe we have the right team, the assets, obviously the cash flow to navigate this and the strategy to unlock the full value of this franchise. To this point, we think our medium term plan is realistic and reflective of where we are in this transformation. At the same time, it takes important steps to moving us down the path of regaining that constant compounder status and produces a significant amount of free cash flow that allows us both to repurchase shares and bring leverage around to continue with a very strong investment grade balance sheet. Finally, and importantly, as we went through the joint session, there are a number of exciting opportunities that aren’t just pie in the sky. They’re real stuff. We’re just scratching the surface on those. But they’re not in this plan and successful execution there, or a faster transformation to them, would provide upside to what we have. So with that, I’ll invite the team back up and we’ll take your questions.

Walter Pritchard: To Q&A here. Hold on one second. Just going to set up the room here and bring your own process. I’m eager. They’re eager. Um, just explain the process here for in the room and online. So for in the room here we do have two mic runners that’ll be coming around. Just please raise your hand. We’ll bring you a microphone. We’d like you to state your name, your firm, and then proceed with your question. Please limit yourself to one question so we can get to as many as possible. For those online, you’ll see and ask the ask a question option at the top right of your screen. You can enter your name, firm and your question there as well. And we’ll take the questions. We’ve got Mike, Dhivya, Takis and Paul up here. So we’ll work the online questions into the discussion. And with that we’ll start with the Q&A. All right. In the back.

Jamie Friedman: Thanks, Walter. It’s Jamie Friedman at Susquehanna. Um, and thanks for your very thoughtful presentation today. Um, I wanted to ask maybe to Dhivya, but also to get Paul’s perspective. So Paul, you stood up a major independent issuer processor in your prior life. How do you feel about your hand here with a more integrated, um, asset? Thank you.

Paul M. Todd: Yeah. So Jamie, it’s a it’s a really good question. I would say we have a great issuing business here. Um, both and Dhivya talked about it earlier around the breadth that we have and the coverage, particularly in the US. But I think what’s underappreciated maybe is the international opportunity on issuing. Um and what Dhivya is doing from a technological standpoint with the Optis transformation, I think just improves that even better. And then to get to your next question that I think is, is is really critical, the ability to have more capability to cross-sell to customers is very important. I think, as we’ve talked about all morning around the convergence of, of all of the products and being able to offer the breadth that we do, I think stands out as a differentiator for us.

Dhivya Suryadevara: The only thing I’d add to that is, um, with the conversations I have with our issuer clients, and these are great relationships. They, what Mike said, they want more. They’re like, help us build this or help us build that. And what we’ve been limited by historically is just how quickly the platform moved. And that’s where we came to, let’s modernize Optis and build Vision Next to be able to move quickly to offer our clients the features and the services they’re asking for. So we’re in that journey already. We’re rolling that out this year, and we feel that that’s going to improve our product velocity a lot more, which leads to ARPC.

Walter Pritchard: Great. Thanks. We’ll take a question right here.

Andrew Schmidt: Andrew Schmidt, KeyBanc Capital Markets, thanks so much for all the good details today. This was great presentations. Um, maybe two part question on banking solutions. First one, just the attrition rate assumption in terms of the improvement there. Maybe talk about drivers and cadence. And second, I want to make sure we work this in. I think the agentOS is a really interesting development, establishing, uh, Fiserv at the control layer of the agentic operations for a bank. Maybe talk about what that opportunity could look like over time. Obviously, it’s very early, but would love to talk about the revenue opportunity associated. Thanks.

Michael P. Lyons: Go ahead.

Dhivya Suryadevara: Do you want to start with. The. Okay, I’ll start with both.

Michael P. Lyons: Go first on. Why don’t you do agentOS and we’ll come back.

Dhivya Suryadevara: Sure. On the agentOS side, you’re absolutely right. It’s a great opportunity. And we’re seeing very strong initial demand from our banking base as well. And what we’re doing is taking the feedback from that and building it into the product and the platform. And to your point, there’s a couple of differentiating factors when you think about our offering. First is the marketplace. We want our clients to have choice because we want to build our own agents, and those agents will be great and they’ll solve client problems. But clients should be offered choice. So we’re building it as a marketplace with nine different initial partners. And we’re going to expand that over time. The second differentiating factor is the ability to put all of that into our control panel. With the bank rate controls that I talked about, where every feedback we’ve gotten from banks has been, how do you build it in a way where we can have the auditability and we can talk to our regulators about what’s happening, how the agents are behaving, and so on and so forth. So we started with the premise that this can’t be a single use case here or a single use case there. It’s got to be a governed platform on top of it. And to your question around how are we thinking about the opportunity here? Obviously early days. So we’re going to have to see how this develops. But each of those layers, whether it’s the platform layer, typically the market has a recurring revenue coming from platforms. On the agent side, it’s going to be consumption based, um, similar to any SaaS offerings that might be out there. And thirdly, the third party agents would be a rev share concept. So we’re going to have to see how it evolves. But we are comfortable that the monetization will be commensurate and it’ll be the right amount of share based on the value that we’re creating for our clients.

Michael P. Lyons: I think Dhivya made a really important point in her presentation, and that our traditional conversations are around the products and services that we offer our customers. And now this allows our customers to invoke help from the entire world of agents to do stuff that we’ve never touched before. And you see, if you go out to the demo, the booking of a loan, a commercial loan booking process, which I can assure you from my time, banking is a long and inefficient process that gets entered into the core, in our example, in a very quick period of time. So it’s a totally different conversation. Uh, really enhances our ability to add value to the clients. And I think to the second part of that question, I’ll let whomever wants to take it on the pace, but this is all, all of this goes back to how do we do a better job of taking care of our banking clients, uh, to stem the tide that we had attrition on the lower side. And the number one thing, Dhivya and I were at a big conference earlier this year. The number one ask is help me figure out this agent world. I want all these tools and stuff, but I don’t know what to do. And one of us, one of them gave us a great example. It was a very powerful agent. I remember the use case, and they wanted to use it and they put it through the procurement department. The procurement department asked them for seven years of financials, and the agent was 11 days old. So it’s and they want those needed to be audited financials. So they they just don’t know what to do with it. So this is a powerful, uh, extension of what that can do.

Dhivya Suryadevara: And to your first question on attrition, the steps we’ve taken, we’ve already talked about improving service, 16% increase in client facing coverage teams. We’re seeing the importance of tech resiliency and the investments that we’ve made there. Um, it generally, I’d put it into three buckets. One is get service right. Second is get delivery right. Our products on time, like Cash Flow Central XD. And the third is innovate, which is along the lines of what we’re talking about with agentOS.

Walter Pritchard: Back here on the left.

Kartik Mehta: Thanks, Kartik Mehta with Northcoast Research. Mike, you talked about the cores and that being a big issue and going from 16 to 5 and giving the financial institutions whatever time they needed to make that decision. But does that get to a point where you have to force a conversion because it’s costing too much to run, uh, kind of the secondary cores maybe, for lack of a better word.

Michael P. Lyons: I’m smiling because I’m not going to let you drag me down this path. There are no forced conversions. So we want to be super clear on that. And I think it’s been for me, it’s been unbelievably refreshing for Dhivya and her team of some really unbelievable thinkers and engineers and product people to come in and say, core conversion doesn’t have to be this apocalyptic event. There is a path where you can where we can help our clients achieve what they’re trying to achieve. On the modernization front, without a full. So in the pace in which technology is changing, that even since over the last couple of months, we are very comfortable supporting all of our clients on the cores. And as they want to pursue in the journey page that Dhivya went through, if if it’s the teller experience they want to change, remember, core is just a series of modules providing services under it. You can do that over time. You can do it at once if you want. We’ll even make that experience better. But of, at its core, no pun intended, our we want to support our clients as they’re operating today and match their timeline as to when they want to go through processes and not go through processes. We’ve made that very clear, and there’s nothing changing there.

Walter Pritchard: Great. We’ll take one over here on the right.

Vasu Govil: Thank you very much. Vasu Govil from KBW. Thanks for the presentation today. I guess the question I have is AI seems to be accelerating the pace of modernization of new product innovation at the company, as these tools become available more broadly, do you think it also lowers the barriers to competition? And in that backdrop, you know, how do you guys maintain your competitive edge? Thank you.

Michael P. Lyons: I’ll let you guess.

Dhivya Suryadevara: So the way we see it is how Mike started his presentation. Uh, we, we, because we’re the systems of record at the end of the day and we’re responsible for maintaining that the, the clearing of the transactions underneath the data that flows through. We are the center of that ecosystem. And we find that AI actually enhances it and doesn’t take that away. A lot of the disruption is happening in other layers, which actually provide more opportunities for us, as opposed to disrupting our business that we already have. So we’re actually seeing that in our client conversations. It would be so much easier for us to use AI alongside of you guys, as opposed to us doing it on our own, are the kind of conversations that we’re having.

Takis Georgakopoulos: And the merchant side, I would say, first of all, it’s a highly competitive space with a lot of tech forward companies. So at a first approximation, I see it as a big equalizer because it helps us modernize at a speed that previously would have been impossible. And it helps us bring new products to market at a speed with which previously would have been impossible. The second one is when we think about our core differentiators, which is customer relationships, data and distribution. All of those things become just more important in the age of AI than before, because the product will start looking the same and the UI will start looking the same. And the question is, who has the trust and the relationships to get things done. And then the third one is as more companies, meaning AI and technology makes more companies go more global and have more sophisticated needs. And you need someone who is able to focus and go together with them all over the world. And that creates different barriers to entry, including regulatory that we think play to our strengths, not the other way around.

Walter Pritchard: We’ll take one right here.

Dan Dolev: Hey, Dan Dolev. Dan from Mizuho. Uh, obviously really strong targets. Very strong here. Um, I have a question for you, Mike. Like, how do you think about the strategic rationale of keeping the company together? You know, from where we are today? I think a lot of it’s a lot, a lot of people’s minds, given what’s going on in the industry. Thank you.

Michael P. Lyons: Yeah. Made some comments, obviously made some comments earlier on this. And I think it’s fair to say we’ve looked exhaustively at the company since we’ve all started. And what we see today is more opportunities. Hopefully you got an appreciation for that, more opportunities today for us to have a competitive advantage over peers by having the businesses together and leveraging that in important ways. And then everything we’re seeing from technology makes that connection easier, faster, and more available. And what we’re hearing from our customers, most of our FI customers want to do more in payments, more in merchant, and a lot of our merchant customers want to do more banking. And so unless there’s some major shift in those trends or the execution doesn’t play out in a way, we believe we can generate more synergy and value for you all today as it is. And again, we we believe that the, uh, maybe the starting perspective of finance, uh, running a banking and commerce business together from prior industry examples can get ported over here. We think it’s a totally different mix that we have. Nobody has ever put issuing, banking and acquiring together hasn’t been done. And now we put it together with Takis’ favorite acronym, ECR, you put it together with a cash management network that’s never been tried before and it’s never been tried before. When you’ve got the secular tailwinds we have and the AI tailwinds we have. So I mean, you put it hopefully as you listen today, you would come to the same conclusion, a lot more opportunity than not. Obviously, as I said, we’ll stay, uh, we’ll continue to revisit that analysis.

Walter Pritchard: I’m just going to pause a second. We do have one online that I wanted to take so similar in similar vein, Mike, um, a question about anything that would cause you to consider or execute on a larger acquisition.

Michael P. Lyons: I think as Paul went through this, not even remotely on our minds right now, if there’s something really attractive like StoneCastle that comes along that can create another network for us through multiple businesses, we’ll take a look at it. But as you probably could get a sense today, we’ve got all the assets we need. We’re not short assets. We have to go execute on the assets that we have. And that’s 100% of our focus right now.

Walter Pritchard: All right. We have a question right here, Tim.

Tim Chiodo: Thank you, Tim Chiodo, at UBS. This question is actually for Takis. So you gave a really good slide that gave the non-Clover SMB broken down into components that we’re addressing.

Michael P. Lyons: Waiting for this forever.

Tim Chiodo: Where’d you get that from. Yeah. So the that slide was really helpful. And you talked about two ways to basically convert those merchants. There was a low friction and then there was a higher friction on the low friction, you talked about a 15% revenue uplift. And on the higher friction, it was about 30. For the low friction one, could you talk about that, bring it to life a little bit? Is that an auto? You can just turn people on. They get to dashboard, they start using Clover Capital, et cetera. Just bring that to life a little bit.

Takis Georgakopoulos: Yeah. So it’s not I mean, either or it really is a question of what will customers want. And some customers may have an end of life device, and maybe the device is the right way to start. Maybe they are already happy with their devices. And the real question is they want a SaaS plan or a KDS for their kitchen. So we will focus on each customer with whatever makes sense for them. But generally speaking, our approach will be to start with something that lets them continue to run their business as they have and gives them something attractive on top of that. And for us, the easiest and highest value things that merchants want right now is they may want a loan to invest and grow their business, or they have excess cash, and they want a deposit that, or they want faster and simpler ways to reach their customers, whether it is online or whether it is with an agent. So these for me are the three simplest conversations to have with our customers. Keep on doing what you’re doing and just add that; all of these three things will be part of the Clover dashboard. Capital is already. Savings will be ready by the end of this quarter. And same thing with the agent. When these things when these three things are ready, we are going to take them out of the market. And the combination, like reasonable assumptions around people taking on two of those three things is what gets you that 15% immediate uplift of revenues, because these are new revenues that we didn’t have before. Before, typically, we would have hardware and processing, not Clover hardware, some other hardware plus processing. Now to that, we add lending savings and the agent. Now that habituates the client to to Clover and those revenue should start ramping very quickly as soon as they accept a loan or they start depositing money. And then over time, whenever is the right time to talk to them about hardware or whatever is the right time based on their activity, to talk to them about software, that’s where the rest is going to come. So over time, when clients convert to the full Clover value proposition, we estimate the number to be around 30% of which half can come very quickly. In a non-disruptive way.

Walter Pritchard: Great. In the middle here.

Dominick Gabriele: Hey.

Takis Georgakopoulos: I thought no one had any questions on Clover. Thank you.

Dominick Gabriele: So just sticking with merchant.

Walter Pritchard: This name and firm.

Dominick Gabriele: Dominick Gabriele with Loop Capital. Thanks so much for all the detail today. So, you know, if you could just talk about the current systems you have today that can integrate to make the omnichannel platform needed to compete really against other omnichannel platforms and the merchant business, do you have all the pieces you need? Do you need to go out and buy something to compete? Anything that you can extrapolate from that?

Takis Georgakopoulos: So I would say all of the components are here. As I said in my presentation, the issue is not the components. The issue is the components where kind of completely end to end separate products. So the work we’ve been doing over the last year and will continue is to take all of these and make them microservices off of the back of the same platform. So very quickly when I started, we agreed on what’s going to be the end state platform. And now we’ve started aggregating and integrating all of the components in that. When you look at, you know, I had this page with a 6 or 7 value added services, these are all existing services. When you think about the the switches, you think about omnichannel in the Americas, it’s already live. So all of the components are there. In some cases, we need to complete the swing of modernization, decommissioning and integration. But there is nothing that we need to have that we don’t have today, with the exception of a couple of things that I mentioned, like the ability to support an enterprise grade multi-location merchants, which is going to come probably closer to the end of the year. And the true omnichannel integration for all of these use cases where people start shopping on the app and finish online or start online and return at a store, we have a basic version of that today, pretty similar to our competitors. We will have a much better version of that in Q1 27. We’re actually going to leverage a lot of the capabilities from the CCV acquisition we did in Europe, but there is nothing I can think of right now that I see in any one of our competitors. And I’m saying, oh my God, I wish I had that.

Walter Pritchard: Great. Thank you down here in front, Brian.

Brian Burke: Hey, thank you all for the presentation. So I wanted to ask on the on us networks, Brian Burke from TD Cowen, by the way. So the on network, can you just dig into that opportunity further here? I’m trying to think about on the front end, the consumer, the merchant, how that engagement works. Walk us through kind of the use cases and what you need to develop as well as the opportunity you’re thinking from that.

Takis Georgakopoulos: Yeah. Let me start with a couple of things that we are doing today. Right? So one is integrating the data between issuing network and merchant so that we can drive better outcomes. Fraud is the obvious example. Auth rates is another great example of that etcetera. Right. So all of that and actually the best one is routing optimization and the ability to reduce costs there. All of that is already happening. I don’t think we did a great job of commercializing it, which we will do going forward. But I think this is all live. I think the next question, which we are brainstorming as a team, is what else can you do? You know, coming from where I was, there is the great example of Chase net where you actually start creating true owner’s experiences and true beneficial outcomes between the issuer, which is going to be a client of ours and a merchant, which is going to be a client of ours as well. These are all things that we are looking at right now. We have a joint working team between the two of us, and then you know, the last example is we talked about a gig economy client or other e-commerce clients where you have buyers and sellers. And by the way, the sellers are often buyers and vice versa. And there are relatively straightforward ways to make that truly on us for the platform without ever having that transaction leave the ecosystem. So these are all things that we are thinking about, we are working on, and hopefully in the next couple of quarters, we’ll come out with interesting announcements.

Michael P. Lyons: And you get interesting optionality as new platforms develop, like stablecoin.

Walter Pritchard: Great. We’ll go over here on the left.

Harshita Rawat: Hi. Good afternoon. Harshita Rawat with Bernstein. So Takis, I want to go back to the merchant revenue growth 6 to 8%. It’s highly dependent on Clover revenue growth as well as kind of like ex Clover SMB. And I want to ask about each. So for Clover, the 15 to 20% revenue growth, it’s a competitive market, as you know. So what drives your conviction here? Is it international healthcare, professional services, restaurant and retail is a little bit more competitive market. And then SMB ex Clover, this is clearly an opportunity for you, but is also an opportunity for your competitors to gain share. Uh, so how confident are you with respect to managing the churn on that back book? Thank you.

Takis Georgakopoulos: There are a lot of questions. And so let’s start with Clover.

Michael P. Lyons: We are complaining about none.

Takis Georgakopoulos: Next question. FIG. So first of all, the 10% GPV, which is kind of the underpinning of all of that, is simply a continuation of what we’ve been doing so far. So all of these ideas and all of these initiatives, and all we are saying is we want to keep the GPV growth to where it’s been. And yes, it’s a competitive market. And yes, we have a high share, but our high share is still in the single digits. And there is still, I think you had this great chart that shows how the top companies are gaining share. I think in restaurants, well, it’s still a highly fragmented market. Despite our share, we are still around 10%. So 90% of the market is not with us. I would say when I think about therefore, the opportunities to grow, it’s all of the above. If I had to rank them, which I don’t think I can, but I would put ISV very close to the top of the list because these are existing distribution channels that we have, we just never offered them the product. And what we’ve seen with Rectangle and Tabit is a real appetite for the ISV to partner with us. The main benefit for them is distribution. So for me, that is a very clear opportunity with banks and with banks. The opportunity is also very clear. We have 1,000 partnerships. Not all of them operate in all cylinders. Some are doing great, some are not. And I think by integrating Clover into the banking ecosystem, removing the friction, your provision to accept payments just with your valid KYC from the bank. I think that will remove a big barrier that we have right now where it’s, you know, people referring to other people. So that would be the second one in terms of distribution and then direct, we can scale up as we see the opportunity and we do smarter prospecting. Moving on to the verticals you saw in my chart, both retail and restaurants, we have not seen a slowdown. We continue to grow at multiples of the underlying market in terms of GPV, and we see no sign that that is slowing down. And in particular in retail we are not slowing down despite a very low market share in online, which through a combination of the platform work that we talked about, plus like basic improvements in our offering, we think there is still a ton of upside. And then internationally, Japan is not even launched. And places like Brazil, Mexico and, and Canada continue to grow kind of in a non-linear fashion. So all of those things, just to keep the growth rate that we’ve had. And that is before we talk about attrition, which in some respect is the lower hanging fruit, it is higher than we would like. We believe it’s elevated compared to where it will be and what our pilots have shown, which in some respects is probably the easiest way to grow GPV. So that’s on the GPV side. And then on the delta between GPV and revenues, we pretty much are saying five percentage points, which is not very different from when you adjust for a bunch of stuff, is what we’ve done historically between SaaS, between horizontal VAS, vertical VAS, and a little bit of more or not a little bit and more capital and, and more savings. So that that is the basic math. The 4 billion is indeed an opportunity for us. And obviously, if we do nothing, it’s going to be a threat for us. If we ignore those clients. And that’s why we’re going to be very proactive about adding value to them. When I compare NPS and attrition between Clover and non-Clover clients, these clients are fine. They’re happy. They just may have simpler needs or they may be habituated with their old FD device. But there is nothing particularly wrong or urgent to make us believe that if we don’t talk to them tomorrow, they’re going to leave. That said, we now have a great product to give them, and we’re going to be very proactive about it.

Walter Pritchard: All right. We’re going to go over here to the right, Darren, as long as it’s not another MS question. No.

Darrin Peller: It’s Darrin Peller from Wolfe. Thanks, guys. I actually have a question for for Dhivya and then one for Mike and first for Dhivya. You know, we learned we heard a lot about merchants. So focusing now for a moment on financial. What do you think are the key products. We understand Clover is a differentiated asset, but on the Financial Solution side, what is the key product that’s winning in the market you’re most excited about taking share with, whether it’s in core or its other areas. And then, Mike, I want to go back to your investment levels because you came in and you obviously, you know, you really stepped up investments, reset margins, and now we’re saying we’re going to grow, you know, with operating leverage, we’re going to see 50 bips, which implies that, you know, you’re still growing your investment levels. So where do you still need to reinvest or continue to invest in the business to ensure that you’re going to keep winning in the market?

Dhivya Suryadevara: So let me start with the growth areas in the Financial Solutions, starting with maybe the three main businesses, and then go into the new areas. On the banking side, I talked about our digital platform, which we have rebuilt with Experience Digital, which is live in the market today. We’ve got clients, 250 clients on, on the platform already, and we have other implementations happening. Great product. We’re getting positive feedback, a lot of traction. And when you think about the VAS story that I outlined in the presentation, we see that the continued rollout of this product is going to create tailwinds. So that’s that’s one that I’d call out on the banking side. Finxact, as you know, is our cloud native core rated extremely well. We keep getting inbounds on a variety of interest, not just from traditional banks who want to go into new use cases, but also embedded finance type use cases that come up for for Finxact. So I’d call that out on the banking side as well. Moving to payments, the world is going towards instant payments and account to account and Zelle. We feel great about our position there and the platforms that we’re building are going to allow us to go even more into where the segments are, which are growing the most. So that’s an area where we feel really good, good about issuing. It’s it’s two great stories in one, Optis continues to win new logos. We’re going to we’re going to keep pushing that with the monetization we have. And the other thing in Optis is, again, the revenue backlog that we’ve historically not been able to capitalize on because of the platform. We’re now able to go go a lot faster on that. So I point that out and Vision Next, we’re getting very strong early feedback. It’s our new cloud native. The real time. It’s the it’s Finxact for issuing. And we’re seeing a lot of progress there as well. So that’s by segment. But zooming out and thinking about it, you heard heard us talk about stablecoin. You heard us talk about embedded finance use cases. And clearly agentOS as well. We feel really good about good about our position in all of those areas.

Michael P. Lyons: On, on the capital piece, I think a couple thoughts there. One, it’s a, there’s we step, we increase some capital and then more, I think more importantly, we reallocated capital to our priorities. I tried to take some of the socialization of capital away to lots of products, some that didn’t return and some that weren’t strategic and made sure critical products like XD, like Cash Flow Central. Why were they delayed getting to the market? You have to appropriately resource them appropriately, staff them, and then manage the heck out of the process to get them to market. That was an important reallocation of capital, which leaves some businesses without capital that are either. You heard us talk about some that we stopped doing business in. In certain areas. There’ll be more that we do that or some that we don’t believe. Even if we put the capital into it, we’re the best fit to run it. Or they have no attachment to us strategically. And that’s the exercise we’re going through. So the reallocation is an importantpart of it. What Paul said going forward was we’ll come down as a percentage of revenues, but I think hopefully you captured today that there’s enormous demand for new growth and new products. So to the extent that we can reallocate away from not that important, not that strategic or not that high growing and fund, what is not going to be cheap in terms of the build era. You know, we talk about all these amazing things about AI. You know, it’s expensive and you got to you’re going to have to fund that from a capital perspective and a, in a tech perspective on the other side of it. So the reallocation, I think, I think my CFO would agree with me is as important as the step up. We had to fix some stuff right off. And Paul walked you through that. And now from here, it’s making sure we get capital to the right areas.

Walter Pritchard: All right. We’ll go over here. I’m going to get you.

Jason Kupferberg: Jason Kupferberg from Wells Fargo. I had a two part question. Um, Mike, maybe just to start with you, where do you see the most potential risk among the various vectors of this revenue plan looking out to 2029? And then maybe just for both Dhivya and Takis, how should we be thinking about quantifying potentially average revenue per client growth that you’re envisioning over the next three years in pursuit of your respective segment level growth rates?

Michael P. Lyons: I think what we put out in the plan is very realistic based on driven by the underlying volumes of the business. That’s the first important piece to drive to realism. And then it looks a lot like Fiserv has looked for 40 years. I mean, this is what Fiserv has grown at 3, 4 or 5, 6% forever. So of course, every plan out there, especially a three year plan, has you have to go execute and do all the stuff we’re talking about. And I think it goes back to Darrin’s question is, do you have capital in the right areas, and do you have the right people to run it? And part of the purpose today was to make sure you understood where we’re investing and get exposed to a team that’s execute upon it. So it’s nothing outsized. We’re not making up a new TAM. We’re not, you know, shifting what our business business model, strategy and purpose stay the same approach, how we’re coming at it from a cultural perspective, the execution, delivery, the accountability and the client first mindset do change and we’ll execute on those parameters. Is there a.

Dhivya Suryadevara: On the ARPC side? Yeah, it was a yeah. Um, we, so I would think about it as we clearly showed VAS areas in each of the businesses that I covered, like in banking payments, as well as issuing. So that’s a constant pipeline of VAS that we have coming. And the ones that I highlighted specifically in each of those pages, we already have client traction demand. We’re in the market rolling them out this year, early next year. So feel really good about that. In terms of quantifying, obviously, I would say I would encourage you to zoom out and think about how much are banks spending themselves were our TAM is a technology spend of the banks that are out there, and what are their workflow spends as well as we start going into new areas. And then on top of that, the non-financial institutions who are increasingly becoming financial institutions because of embedded finance, that adds to that as well. So I would I would frame it in that context.

Takis Georgakopoulos: And on the merchant side, I would say the the equation for Clover is very, very simple, right? You’ve seen the GPV and how it goes to revenues with a few percentage points related to the VAS that they buy as the penetration of that VAS goes up, as those VAS become more valuable, etcetera, you will see some increase there. I think on the enterprise side, it’s a little bit more interesting because you have kind of two things happening at the same time. One is you have, generally speaking, in the industry, the gradual reduction of processing revenues. And, you know, we’ve seen in countries like India go overnight to zero. And the same thing happened in China. And the same thing kind of happened in Brazil. So obviously the US is always different. But you know, you will see some gradual erosion of the basic kind of processing economics. But for us, all of the upside is going to be the higher volume that we can get in e-comm. Plus the adoption of all of those value added services, including the platform wallets, meaning the, the TAM, the platform TAM plus the embedded finance TAM, that of which we have zero today or close to zero today, and which comes at a much higher revenue per client, per account, per transaction, etcetera, than traditional processing. So these things take a little bit of time, but I would expect the average revenue per client or our take rate to go up significantly over time and more than compensate for any reduction in processing.

Michael P. Lyons: I think. Just to finish on ARPC, there’s 2, 2 things that first is you got to get service, right? It’s not a long tolerance for a conversation about ARPC unless you get service, right. And then the second is, uh, you know, some of the cultural change we’re trying to bring and we’ve got some of our team here that spends all day with their clients is, uh, when we, when we solve client solutions, solve, you know, help clients achieve aspirations or solve problems rather than sell product, we’re unstoppable. And that’s an important cultural shift we’re trying to make in the company, in the places where we have an ongoing dialog of providing solutions and solving problems, the relationships are wildly robust, and it’s some of the biggest clients we have. And if we can multiply that across 6,000 FIs and hundreds, if not thousands of large enterprise merchants, then you know the outcome is going to be much stronger.

Walter Pritchard: All right, we’ll go down here in the front and then in the middle.

Bryan Keane: Yeah. Hi, it’s Bryan Keane at Citi. Um you know, to push up the organic growth. You know, you talked a little bit about key product growth and particular Cash Flow Central. You know, that was talked about a lot in the old regime. Um, that that was going to push up organic growth and it was delayed. It never really happened. Can you talk a little bit about why the delay and why it will hit the numbers? And then secondly, for you, Paul, on capital return and shareholder buyback, and in particular, is there any, um, you know, talk a little bit about the cadence of that in the mid term outlook, given where the stock price is today, will there be any accelerated repurchase? Thank you.

Michael P. Lyons: I’ll go first. On cash flow. Dhivya can join. Um it was a it was a great product no matter who was talking about it. Cash Flow Central is an unbelievable product that’s unique in the market. And finally brings down to small businesses a true treasury management solution. AR, AP you combine it with Clover, you put it behind natively, embed it in the banks’ systems and let them sell it. It’s unbelievable, powerful. And it has a multiplying effect. Obviously, more banks go on, more SMBs, and you saw the chart Dhivya was getting to uh, I think we have great partners in building it with Melio and Xero. Uh, getting a multi-party integration completed. Uh, and then appropriately resourcing, directing and driving it. We had some work to do on those. And we’ve done a great job as Dhivya talked about selling it to lots of banks out there. And now we’re in the process of efficiently getting them onboarded, and then they have to get it onboarded with their clients. And then there’s further upside is they retrain their clients instead of using wire and ACH to pay with card or other things. And so there’s this multiple building upon fact that, uh, while the product design and the theory were spot on, completely unique in the market, and it’s going to be great. Maybe the realization of how fast and complex that was. I think what’s positive today is just starting to see that inflection point go up. And we’re starting to see that the efficacy of the product is being supported, uh, you know, by Shruti at US Bank and others. Um, so we’re optimistic about the outcome from here, but it is a, it is not a simple integration. Uh, you know, take on the product, start generating revenue.

Dhivya Suryadevara: It’s the, it’s the operational focus and cadence that we’re driving now that is allowing us to start implementing this at pace. It was a slow start. And now with the actions that we took, we’ve cut implementation times in half and that we expect that trend to continue. And to Mike’s point is, I think about the opportunity. We keep winning more banks that are on it, and then those banks on board the number of SMBs that they do, they start using it. And the average revenue per each of those SMBs goes up as well with the with the products that we keep adding to the portfolio. So it’s like a number of different vectors of growth. And we’re seeing all of them start to inflect. Now.

Paul M. Todd: Brian. And on the capital allocation front, you know, I said earlier that the majority of our excess cash would be allocated to share repurchase. Um, we do need the EBITDA to catch up to get our leverage ratio down to be able to more index on the share repurchase side than, than where we are right now. And just like we did this year for our guidance for next year, we’ll give you an outlook as to what we expect for share repurchase on a go forward basis. But we want to be able to do both, have the majority of our free cash, excess free cash, go to share repurchase, but also get our leverage down over the planning period.

Walter Pritchard: All right. In the front here.

Tien-tsin Huang: Great. Thanks, Walter, Tien-tsin Huang from JP Morgan. Just thinking about I mean, learned a lot. This is great thinking about, you know, what we heard at Fiserv Forum to today. Um, and the identity of the company maybe is the question and incremental margins, if you don’t mind, just I struggle a little bit and I’d love to hear what you think about the mix or the right mix of service versus technology for Fiserv. Because Mike, you came in and talked about client service being really important as a customer. Now you’re emphasizing client service. You put in a lot more headcount and resources to fix the business. And so are you in a good place with that? Um, and I ask because if it’s more of a services company, then it’s tough to break that linearity of employees with revenue growth and expenses. But if you’re shifting more towards AI and technology, then you’re going to get a different outcome. So how do you how do you think about that proper mix of service versus technology? Because that does have consequence for incremental margin beyond Elevate and everything. Do you follow my question?

Michael P. Lyons: Totally. Answered it. And it’s a voice. I go and Dhivya can add on. I think service and technology is sort of inextricably linked in our model. So the primary drivers of great service is making sure their stuff works and is is achieving their objectives that they set out for it to work. And if it doesn’t, how fast are we in responding to that? Because when I talked about we’re just under 1 billion transactions a day. When you take merchant and FS, so you are going to, you know, median time to recovery is super important. So we think of them as one. So no difference in evolution of the company from where we were at Fiserv Forum to, to today, other than the fact, and I’ll pass it off to Dhivya here, is the pace of technology has changed so much from September 1st to where it is today, that you can start to solve major parts of service with technology that we would have never imagined before. And I think the, uh, what we create in tickets. Dhivya alluded to some of the numbers you create. We create high hundreds of thousands of tickets a year, and we think that can come down to less than 100,000. With a relatively simple integration. We have all of the systems of record to answer, answer every question that anyone could ever, you know, open a ticket for across all of our products. But it’s hard for the client to find those when they can’t find it, they pop out, create a ticket, and it’s like the cost of service multiplies. Once tickets created, the tickets never created because you have the agentic aid to answer the question and you’ve seen the stats coming down, service is up, margins are up, and the potential for ARPC is up. It’s highly correlated.

Dhivya Suryadevara: I think you said it really well. The only thing I’d highlight is in order to go to a client and talk to them about our technology and innovation, the right to be able to do that in the first place comes with having the right service. It’s hard when if you’re if the client feels like they’re not getting what they need, it’s hard to even go and have that second layer of conversation on technology and innovation. So we’re addressing putting the right client folks in front of clients, being responsive, delivering products that have the right resiliency characteristics. And then as Mike talked about, investing in across our product base, across service, across, across call center, across every area to say, how can we leverage AI to do make it go a lot faster than Fiserv was ever built any products before, and do it in a way where clients are actually beginning to feel the impact of, oh, I had an issue and it got solved like pretty much right away. So we’re starting to see anecdotal evidence of that. So it’s got to be both and balancing that at the end of the day. And we’re doing that.

Michael P. Lyons: And it’s still as to where we are, we’re still early. As I said, you know, great. The message we hear is good focus. Like what we’re hearing, big challenge around sustainability. And we’ve been at it since the fall. So it’s you have to be realistic. And these are long dated contracts that shift at meteoric pace.

Takis Georgakopoulos: If you can just add a minute on the merchant side, I think your question was more FI. But on the merchant side, there is a similar set of issues because we do have 4 million SMBs. And the equation that I think about in my mind is 90, 90, 90, like 90% of the questions should never come in because the combination of your UI, the simplicity of your builds, the simplicity of your setup should eliminate them. The second 90 is then 90% of the questions that do come in should be solved by AI, and then you go back to the, you know, ten of the 10%, the 1%. And that’s where you need high quality people that are able to resolve what, by definition, will be more complex questions. That’s not where we are today, but that is where we want to go, which is going to mean more AI, much fewer people, higher quality people for faster resolution.

Walter Pritchard: Great. We’re just last question right here.

Michael P. Lyons: And then I’ll make an executive decision. We’re going to take one more question.

Walter Pritchard: Okay. Oh, I didn’t even see Will.

Michael P. Lyons: Will sitting in front of us all. The whole time.

Walter Pritchard: I’ve been looking out. Go ahead David, and then we’ll take Will’s question.

David Koning: Thanks, guys. Dave Koning at Baird and I guess a guidance cadence question. So back half, it sounds like a lot of acceleration, new products, new, new clients coming on should that stronger than normal growth go into the first half of 27 as well. And then the second question guidance included 26 through 29. If that included 26 of 1 to 3, um does that mean the rest. Okay. Okay.

Paul M. Todd: Yeah. So on the on the second part there, Dave, to be clear, the 4 to 6 was from 26 is the base from 27 through 29. So the reason that we had that on there was just to make it clear that the base was 26. If you’re growing off of that. So on that piece, as it relates to the cadence question, um, yes, we are exiting at a higher rate. There is some beneficial impact to the first half just because particularly on some of that contracted revenue that’s coming in on the second half, that’s not in the first half, but I would wait and give 27 guidance. When we get to 27, we’ll be clear about it. When we do that on the on the normal cycle.

Michael P. Lyons: I think Paul hit on the base piece is to get a few points of growth from newly contracted onboarding stuff. We’d love that to happen every half. But, uh, you know, if you take that out, you’re sort of you think about the 4 to 6 range and it looks more similar.

Walter Pritchard: All right, Will close it out for us.

Speaker: Thank you for the excuse me in an overtime here. Mike, I wanted to ask you a question about just broader core modernization throughout the industry. You know, one of the largest banks in the country made the decision to move to an outsourced solution after managing an in-house solution for a really long time. And they’re going with a more modern core platform. You have one of the most modern core platforms in the industry. So I guess how do you think about that decision and what it entails about the pace of true core modernization in the industry? How do you feel your position for that? And then can you just talk about what’s going on among the largest institutions? Could could we see a greenfield opportunity? Is that an opportunity for Fiserv to participate?

Michael P. Lyons: Thanks. Yeah, and Dhivya can help me hear the, uh, I think what you’re going to see is if I remember the graphic, right. journey number two, which is run a, run a core, and then start to concurrently run certain functions or certain businesses on a modern core for the largest banks in the country. And I don’t know if this is the biggest opportunity for modern cores, so I’ll start with that. But the largest bank in the country mostly run on an old, older Hogan, uh, technology base. And that’s a significant process to extract yourself from that onto a modern core. I think ultimately what they’ll, what they’re trying to do is build a modern ledgering solution, which is fintech, which is built, and others in the market. And I think most large institutions, including my old institution Will are going through some type of process to look at how you modernize that core in a, in a measured process, gradual way. So we see a great opportunity there. I think the bigger opportunity for Finxact is all the other ledgering you need in the world. Uh, and that’s really where the two businesses come together. Uh, Finxact today has more, ignore the modern commerce clients from Takis’ world, that has more banks live on its solution than any of the other modern core. So it’s holding its own here. Do we wish we win, we would win every large bank’s effort to modernize? Of course we would. And I think when it’s all said and done, you know, if you take the top ten, the ten biggest banks in the world that are on Hogan and go to something, they’ll be there’ll be a relative split among the most important modern cores, a couple of them out that are out there, which Finxact is in, and those will those in and of themselves to do 1 or 2 of those will be significant multi-year efforts. Anything to know?

Dhivya Suryadevara: Just that our componentization strategy is going to be incredibly important. And what Mike talked about, if you build the best modules underneath the cores and they are truly core agnostic, it just gives our clients so much more flexibility to do what they need to do. And that’s what we’re trying to get to. And so the build is one part implementation, as well as an area that my team and I have been spending a ton of time on understanding why is this process this long and drawn out and painful as it is, and how are you embedding AI into data mapping or data configuration? There’s, there’s areas where you can bring in the technology to collapse the timelines test easier, make it less painful.

Michael P. Lyons: Over the next 4 or 5 years. If you take $100 billion, institutions around the world, if they’re not running some type of co-modernization structure with a Finxact or another modern core sitting next to it.

Walter Pritchard: All right. Well, thanks, everybody. We’re going to conclude the program here in the room. Again, thanks for attending our 2026 Investor Day. We’re going to disconnect the webcast. And for those here in New York, as I mentioned earlier, we do have lunch set up outside and we have members of our broader management team here, as well as demo stations. We’ll run that until about 2:15. So again, thanks everybody for joining. We’ll see you out in the foyer. Thank you.